The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2008

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 14, 2005)
Filed Pursuant To Rule 424(b)(3)
Registration Nos. 333-122147
333-122147-03

M&T Capital Trust IV

Enhanced Trust Preferred Securities
% Enhanced Trust Preferred Securities
(liquidation amount $25 per security)
fully and unconditionally guaranteed, on a subordinated basis, as described herein, by
M&T Bank Corporation

M&T Capital Trust IV, a Delaware statutory trust, which we refer to as the “Trust,” will issue the Enhanced Trust Preferred Securities, which we refer to as the “Capital Securities.” Each Capital Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the     % Junior Subordinated Debentures due 2068 issued by M&T Bank Corporation, which we refer to as the “JSDs.” The Trust will pay distributions on the Capital Securities only from the proceeds, if any, of interest payments on the JSDs.

The JSDs will bear interest on their principal amount from and including          , 2008 at the annual rate of     % payable quarterly in arrears on          ,          , and           of each year, beginning on          , 2008.

M&T Bank Corporation has the right, on one or more occasions, to defer the payment of interest on the JSDs for one or more consecutive interest periods that do not exceed five years or, if earlier, until the first interest payment date on which it pays current interest without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of M&T’s bankruptcy, holders of the JSDs will have a claim for deferred interest that may be limited.

At M&T’s option, the Capital Securities may be redeemed (i) at 100% of their liquidation amount on or after          , 2013 or prior to such date after the occurrence of a “tax event,” “capital treatment event,” or “investment company event,” as described herein, or (ii) at a make-whole redemption price after the occurrence of a “rating agency event,” as described herein, in each case plus accrued and unpaid distributions through the date of redemption. Any redemption, repayment or purchase by M&T prior to          , 2048 is subject to the replacement capital covenant described herein.

The JSDs will mature on          , 2068.

The JSDs will be subordinated upon M&T’s liquidation to all of its existing and future senior and subordinated debt other than trade accounts payable and any debt that by its terms does not rank senior to the JSDs upon M&T’s liquidation, and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the Capital Securities also will be effectively subordinated to the same debt and liabilities. M&T will guarantee the Capital Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust will apply to have the Capital Securities listed on the New York Stock Exchange under the symbol “MTBPRA.” If approved for listing, trading is expected to commence within 30 days after the Capital Securities are first issued.

See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about important factors you should consider before buying the Capital Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Capital Securities and the JSDs are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Capital Security		Total

Initial public offering price(1)	$25		$
Underwriting discount		(2)		(2)
Proceeds, before expenses, to M&T Bank Corporation	$25		$

(1)	Plus accrued distributions, if any, on the Capital Securities from , 2008 to the date of delivery.

(2)	In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the JSDs, M&T has agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, a total of $ at $ per Capital Security; provided, however, that for sales to certain institutions, the amount will be $ per Capital Security. See “Underwriting.”

The underwriters expect to deliver the Capital Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on          , 2008.
Joint Book-Running Managers and Joint Structuring Advisors

Citi	UBS Investment Bank
Senior Co-Managers

Merrill Lynch & Co.	Morgan Stanley	Wachovia Securities

Prospectus Supplement dated January     , 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information”.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “M&T Bank Corporation,” “M&T,” “we,” “us,” “our” or similar references mean M&T Bank Corporation, and references to the “Trust” mean M&T Capital Trust IV.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

M&T is a New York corporation and a registered bank holding company. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, the “Exchange Act”, and in accordance with it file reports and other information with the SEC. All such reports and other information may be inspected and copied at the Public Reference Room of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the SEC, including M&T. M&T also maintains a web site (http://www.mandtbank.com) where information about M&T and M&T Bank can be obtained. The information contained on the M&T web site is not part of this prospectus supplement.

The SEC allows M&T to “incorporate by reference” into this prospectus supplement the information in documents M&T files with the SEC. This means that M&T can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When M&T updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included and incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. M&T

S-i

incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, Current Reports on Form 8-K, filed February 7, February 22, May 29, July 19, 2007, January 14 and January 23, 2008 and M&T’s Definitive Proxy Statement, filed on March 5, 2007. M&T also incorporates by reference the sections entitled “Reconciliation of GAAP and Non-GAAP Results of Operations” and “Reconciliation of Total Assets and Equity to Tangible Assets and Equity” in Exhibit 99 to M&T’s Form 8-K filed on October 11, 2007. Each document or report filed by M&T with the SEC pursuant to Section 13(a), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes (other than any materials that are deemed “furnished” and not filed) is incorporated herein by reference. Certain of the information incorporated by reference herein has not been audited by independent auditors.

M&T will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein. Requests should be directed to:

M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
Attention: Investor Relations
Telephone Number: (716) 842-5138

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein include forward-looking statements, including statements regarding future financial condition, results of operations, prospects and business of each of M&T and Manufacturers and Traders Trust Company (“M&T Bank”). Forward-looking statements are often identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. These statements are subject to risks and uncertainty. Management believes such statements to be “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, the “Securities Act”, and Section 21E of the Exchange Act. Management has made, and may continue to make, various forward-looking statements. Management cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements for periods including or after 2008 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those expressed in forward-looking statements. In addition to factors disclosed in documents incorporated by reference in this prospectus supplement and factors identified elsewhere in this document, including disclosure in such various sections labeled “Risk Factors” or “Future Factors”, the following occurrences could cause actual results to differ materially from those expressed in forward-looking statements:

•	competitive pressures among financial services institutions may adversely impact M&T’s ability to attract and retain customers, and may also adversely impact M&T’s credit spreads and product pricing, which can impact M&T’s market share, deposits and revenues;

•	business and economic conditions generally or specifically in the markets in which M&T does business may deteriorate;

•	changes in interest rates, market values on loans and other assets, spreads on earning assets and interest-bearing liabilities, credit losses and debt and equity market valuations may negatively impact the value of M&T’s assets and liabilities and its overall financial performance;

•	changes in customers’ and counterparties’ financial performance and preferences may impact their purchase and use of M&T’s products and services;

•	actions by the Federal Reserve and other government agencies, including those that impact money supply, capital requirements and market interest rates, can affect M&T’s business operations and financial results and the demand for M&T’s products and services;

•	M&T may not be able to successfully implement its business and investment initiatives and strategies;

•	from time to time, M&T grows its business by acquiring other financial services companies, which presents various risks and uncertainties, including acquisition-related costs and the failure to achieve the anticipated benefits of the acquisitions;

•	legal, regulatory and legislative developments can adversely impact the ability of M&T to operate its businesses and can negatively impact M&T’s financial condition and results of operations, as well as its competitive position and reputation (possibly including adverse litigation results or settlements, failure to satisfy applicable legal requirements and general regulatory requirements or requirements that may be applicable from time to time to M&T specifically, changes to laws and regulations involving tax, pension, the protection of confidential customer information and residential mortgage lending, and changes in accounting policies and principles);

•	changes in technology may result in unanticipated expenses and may negatively impair M&T’s ability to meet customer needs and to meet competitive demands; and

•	natural disasters, terrorist activities and international hostilities can adversely affect M&T’s business and financial results, either as a result of the impact on the economy and financial and capital markets generally, or directly on M&T or on its customers, suppliers or other counterparties.

Management’s forward-looking statements speak only as of the dates on which they are made. By making forward-looking statements, management assumes no duty to update them to reflect new, changing or unanticipated events or circumstances except as may be required by applicable law or regulation.

S-iii

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Capital Securities or the JSDs. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

M&T

M&T is a New York business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and under Article III-A of the New York Banking Law (the “Banking Law”). The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. Its telephone number is (716) 842-5138. M&T was incorporated in November 1969 and acquired all of the then issued and outstanding shares of the capital stock of M&T Bank in December 1969. As of September 30, 2007, M&T reported, on a consolidated basis, total assets of $60.0 billion, deposits of $38.5 billion and stockholders’ equity of $6.2 billion. The number of full-time equivalent employees as of September 30, 2007 was 12,534.

M&T’s wholly-owned subsidiary, M&T Bank, is a banking corporation incorporated and chartered under New York law. M&T Bank represented approximately 99% of the consolidated assets and consolidated revenues of M&T as of and for the nine months ended September 30, 2007 and a similar amount of consolidated assets and consolidated revenues of M&T as of and for the years ended December 31, 2006, 2005 and 2004 and as of and for the nine months ended September 30, 2006. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets.

M&T Capital Trust IV

The Trust is a statutory trust formed under Delaware law pursuant to a Trust Agreement signed by M&T, as depositor of the Trust, and the Delaware trustee and the filing of a Certificate of Trust with the Delaware Secretary of State on July 7, 2003. The Trust Agreement will be amended and restated before the issuance of the Capital Securities. The Trust exists for the exclusive purposes of:

•	issuing the Capital Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Capital Securities and the common securities in the JSDs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by M&T as depositor of the Trust. The trustees will be The Bank of New York, as the “property trustee,” BNYM (Delaware) as the “Delaware trustee,” and two or more individual trustees, or “administrators,” who are employees or officers of or affiliated with M&T.

The principal executive office of the Trust is One M&T Plaza, Buffalo, New York 14203, telephone number: (716) 842-5138.

The Capital Securities

Each Capital Security represents an undivided beneficial interest in the Trust.

The Trust will sell the Capital Securities to the public and its common securities to M&T. The Trust will use the proceeds from those sales to purchase $     aggregate principal amount of     % Junior Subordinated Debentures due 2068 of M&T, which we refer to in this prospectus supplement as the “JSDs.” M&T will pay interest on the JSDs at the same rate and on the same dates as the Trust makes payments on the Capital Securities. The Trust will use the payments it receives on the JSDs to make corresponding payments on the Capital Securities.

Distributions

If you purchase Capital Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Capital Security (the “liquidation amount”) on the same payment dates and in the same amounts as M&T pays interest to the Trust on a principal amount of JSDs equal to the liquidation amount of such Capital Security. Distributions will accumulate from          , 2008. The Trust will make distribution payments on the Capital Securities quarterly in arrears on          ,          ,           and           of each year, beginning on          , 2008.

In the event any distribution date is not a business day, payment on the following business day shall be made without adjustment. If M&T defers payment of interest on the JSDs, distributions by the Trust on the Capital Securities will also be deferred.

Deferral of Distributions

M&T has the right, on one or more occasions, to defer the payment of interest on the JSDs for one or more consecutive interest periods not exceeding five years without being subject to its obligations described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism,” and for one or more consecutive interest periods not exceeding 10 years without giving rise to an event of default under the terms of the JSDs or the Capital Securities. However, no interest deferral may extend beyond          , 2068 or the earlier redemption in full of the JSDs. Interest on the JSDs will continue to accrue during deferral periods and, as a result, distributions on the Capital Securities will continue to accumulate at the interest rate of     %, compounded on each distribution date.

If M&T exercises its right to defer interest payments on the JSDs, the Trust will also defer paying a corresponding amount of distributions on the Capital Securities during that deferral period.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSDs, M&T will be required, subject to certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” At any time during a deferral period, M&T may not pay deferred interest on the JSDs except from “eligible proceeds,” as defined under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism,” subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period. M&T’s obligations pursuant to the alternative payment mechanism shall not apply upon maturity of the JSDs or if an event of default has occurred and is continuing.

If M&T defers payments of interest on the JSDs, the JSDs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Capital Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain U.S. Federal Income Tax Considerations — Interest Income and Original Issue Discount.”

Redemption of Capital Securities

The Trust will use the proceeds of any repayment or redemption of the JSDs to redeem, on a proportionate basis, an equal amount of Capital Securities and common securities.

For a description of M&T’s rights to redeem the JSDs, see “Description of the Junior Subordinated Debentures — Redemption.”

Under the risk-based capital guidelines of the Board of Governors of the Federal Reserve System (referred to collectively with the Federal Reserve Bank of New York, or any successor federal bank regulatory agency having primary jurisdiction over M&T, as the “Federal Reserve”), Federal Reserve approval is required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would be required for the redemption of the JSDs.

Liquidation of the Trust and Distribution of JSDs to Holders

M&T may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSDs to the holders of the Capital Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, it must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

The Trust has the right to issue additional Capital Securities of this series in the future, subject to the conditions described under “Description of the Capital Securities — Further Issues.” Any such additional Capital Securities will have the same terms as the Capital Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Capital Securities being offered hereby, provided that the total liquidation amount of Capital Securities outstanding may not exceed     . If issued, any such additional Capital Securities will become part of the same series as the Capital Securities being offered hereby to the extent such securities bear the same CUSIP number.

Book-Entry

The Capital Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Capital Securities and Capital Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

Listing

The Trust will apply to have the Capital Securities listed on the New York Stock Exchange under the symbol MTBPRA. Trading in the Capital Securities is expected to commence within 30 days after they are first issued.

The JSDs

Maturity

The principal amount of the JSDs, together with accrued and unpaid interest, is due and payable on          , 2068 (the “maturity date”), or if that day is not a business day, on the next following business day.

Interest

The JSDs will bear interest at the annual rate of     % from and including          , 2008, payable quarterly in arrears on       ,       ,        and        of each year, beginning on          , 2008.

In the event any interest payment date is not a business day, the interest payment made on the following business day shall be made without adjustment.

Subordination

The JSDs will be unsecured and will be deeply subordinated upon M&T’s liquidation, including to all of its existing and future senior and subordinated debt other than trade accounts payable and will rank equally upon liquidation with debt that by its terms does not rank senior to the JSDs, and will be effectively subordinated to all liabilities of its subsidiaries. Substantially all of M&T’s existing indebtedness is senior and subordinated debt. As of September 30, 2007, M&T’s indebtedness for money borrowed (excluding all of the liabilities of the subsidiaries) that would rank senior to the JSDs upon liquidation was approximately $1.2 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSDs upon liquidation totaled approximately $52.0 billion. See “Description of the Junior Subordinated Debentures — Subordination” for the definition of “senior and subordinated debt.”

Certain Payment Restrictions Applicable to M&T

During any deferral period or period in which M&T has given notice of its election to defer interest payments on the JSDs but the related deferral period has not yet commenced, M&T generally may not, and may not permit any of its subsidiaries to, make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSDs, subject to the exceptions described under “Description of the Junior Subordinated Debentures — Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, M&T generally will not be permitted to repurchase or acquire any of its securities ranking junior to or pari passu with any “qualifying APM securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the JSDs permit M&T to make (i) any payment of current or deferred interest on its debt securities or guarantees that rank on a parity with the JSDs upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSDs), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” to the extent that they apply, and (ii) any payment of principal or of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities.

Redemption of JSDs

M&T may redeem any or all of the JSDs at any time on or after          , 2013 at 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption. In addition, M&T may elect to redeem all, but not less than all, of the JSDs at any time prior to          , 2013 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the Capital Securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the Capital Securities, in each case plus accrued and unpaid interest through the date of redemption. For a description of the events that would permit a redemption of the JSDs prior to          , 2013 and the make-whole redemption price, see “Description of the Junior Subordinated Debentures — Redemption.”

M&T will be subject to the replacement capital covenant described below if it elects to redeem any or all of the JSDs prior to the termination of the replacement capital covenant. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would be required for the redemption of the JSDs.

Events of Default

The following events are “events of default” with respect to the JSDs:

•	default in the payment of interest, including compounded interest, in full on any JSDs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	bankruptcy of M&T (not including any of its subsidiaries).

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSDs may declare the entire principal and all accrued but unpaid interest of all JSDs to be due and payable immediately. If the indenture trustee or the holders of JSDs do not make such declaration and the JSDs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. Should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to do so.

Tax Treatment

In connection with the issuance of the Capital Securities, Cleary Gottlieb Steen & Hamilton LLP, our special tax counsel, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the JSDs will be treated for United States federal income tax purposes as our indebtedness. This opinion is subject to certain customary conditions. By investing in the Capital Securities, each beneficial owner of Capital Securities agrees to treat the JSDs as debt for U.S. federal income tax purposes.

Under that treatment, interest payments on the junior subordinated debt securities will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with such holder’s method of tax accounting. If a deferral of an interest payment occurs, holders will be required to accrue income for U.S. federal income tax purposes in an amount equal to the accumulated interest on the JSDs, in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “Certain U.S. Federal Income Tax Considerations.

Replacement Capital Covenant

M&T will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSDs (or in certain limited cases long-term indebtedness of its largest depositary institution subsidiary at the relevant time, which is currently M&T Bank) in which it will agree that neither it nor any of its subsidiaries will repay, redeem, purchase or defease the JSDs or Capital Securities at any time prior to          , 2048, unless:

•	M&T has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

•	the applicable percentage of the aggregate amount of net cash proceeds M&T and its subsidiaries have received from the sale to persons other than M&T and its subsidiaries of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to M&T’s dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities”; plus

•	the applicable percentage of the market value of any common stock that M&T or any of its subsidiaries has delivered to persons other than M&T and its subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than M&T and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which M&T or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period.

The replacement capital covenant is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the JSDs occurs, M&T will not have to comply with the replacement capital covenant. M&T’s covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Capital Securities or the JSDs. The initial series of covered debtholders are the holders of the Floating Rate Junior Subordinated Debentures due July 15, 2029 underlying the Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities issued by Allfirst Financial Inc. (“Allfirst”), which have CUSIP No. 01852FAC7.

Guarantee by M&T

M&T will fully and unconditionally guarantee payment of amounts due under the Capital Securities on a subordinated basis and only to the extent the Trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” The guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if M&T has failed to pay to the Trust amounts due under the JSDs or if it elects to defer payment of interest under the JSDs.

As issuer of the JSDs, M&T is also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Capital Securities.

Consolidated Earnings Ratios

The following table provides our consolidated ratios of earnings to fixed charges:

	For the Nine Months
	Ended
	September 30,		For the Year Ended December 31,
	2007		2006		2005		2004		2003		2002

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	2.60	x	3.12	x	3.56	x	4.65	x	4.22	x	3.72	x
Including interest on deposits	1.69	x	1.81	x	2.16	x	2.83	x	2.56	x	2.12	x

SELECTED FINANCIAL DATA

The following is selected consolidated financial data of M&T for the nine-month periods ended September 30, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004.

The selected consolidated condensed financial data for M&T as of and for the nine-month periods ended September 30, 2007 and 2006 are derived from our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended September 30, 2007 and September 30, 2006, and, in our opinion, such financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the data for those periods. Our results of operations for the nine-months ended September 30, 2007 may not be indicative of results that may be expected for the full fiscal year. The selected consolidated financial data for each of the years ended December 31, 2006, 2005 and 2004 are derived from M&T’s audited consolidated financial statements. The summary below should be read in conjunction with M&T’s unaudited consolidated financial statements, and the related notes thereto, and the other detailed information included in our Quarterly Reports on Form 10-Q for the periods ended September 30, 2007, June 30, 2007, March 31, 2007 and September 30, 2006, and M&T’s audited consolidated financial statements, and the related notes thereto, and the other detailed information included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2006.

M&T

Consolidated Summary Balance Sheet

	As of September 30,		As of December 31,
	2007	2006	2006	2005	2004
	(In thousands)

ASSETS
Cash and balances due from depository institutions	$1,303,880	$1,347,162	$1,612,145	$1,487,647	$1,344,870
Investment securities	8,003,015	7,626,300	7,251,598	8,400,164	8,474,619
Federal funds sold and securities purchased under agreements to resell	399,997	123,245	119,458	11,220	29,176
Loans and leases, net of unearned discount	44,778,472	42,098,271	42,947,297	40,330,645	38,398,477
Allowance for credit losses	(680,498)	(646,319)	(649,948)	(637,663)	(626,864)

Loans and leases, net	44,097,974	41,451,952	42,297,349	39,692,982	37,771,613
Other assets	6,203,257	5,824,817	5,784,355	5,554,393	5,318,443

TOTAL ASSETS	$60,008,123	$56,373,476	$57,064,905	$55,146,406	$52,938,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Interest-bearing deposits	$30,907,417	$31,324,728	$32,030,526	$28,958,246	$27,012,108
Noninterest-bearing deposits	7,565,762	7,754,061	7,879,977	8,141,928	8,417,365

Total deposits	38,473,179	39,078,789	39,910,503	37,100,174	35,429,473
Short-term borrowings	4,920,901	4,418,356	3,094,214	5,152,872	4,703,664
Subordinated debt	2,200,202	1,904,321	2,396,777	1,906,682	2,030,309
Other long-term borrowings	7,315,990	3,819,167	4,493,964	4,290,312	4,318,250
Accrued interest and other liabilities	859,847	1,001,600	888,352	819,980	727,411

Total liabilities	53,770,119	50,222,233	50,783,810	49,270,020	47,209,107
STOCKHOLDERS’ EQUITY
Common stock	60,198	60,198	60,198	60,198	60,198
Additional paid-in capital and other	1,436,888	1,881,330	1,831,030	2,059,843	2,415,738
Retained earnings	4,827,583	4,296,655	4,443,441	3,854,275	3,270,887
Accumulated other comprehensive income (loss), net	(86,665)	(86,940)	(53,574)	(97,930)	(17,209)

Total stockholders’ equity	6,238,004	6,151,243	6,281,095	5,876,386	5,729,614

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,008,123	$56,373,476	$57,064,905	$55,146,406	$52,938,721

M&T

Consolidated Summary Income Statement and Other Information

	For the Nine Months				For the Year
	Ended September 30,				Ended December 31,
	2007		2006		2006		2005		2004
	(Dollars in thousands)

Interest income	$2,632,239		$2,443,019		$3,314,093		$2,788,694		$2,298,732
Interest expense	1,252,212		1,092,196		1,496,552		994,351		564,160

Net interest income	1,380,027		1,350,823		1,817,541		1,794,343		1,734,572
Provision for credit losses	91,000		52,000		80,000		88,000		95,000

Net interest income after provision for credit losses	1,289,027		1,298,823		1,737,541		1,706,343		1,639,572
Other income	772,499		789,435		1,045,852		949,718		942,969
Other expense	1,182,216		1,167,941		1,551,751		1,485,142		1,516,018

Income before income taxes	879,310		920,317		1,231,642		1,170,919		1,066,523
Income taxes	289,981		294,457		392,453		388,736		344,002

Net income	$589,329		$625,860		$839,189		$782,183		$722,521

Return on average assets	1.37	%(a)	1.51	%(a)	1.50%		1.44%		1.40%
Return on average tangible assets(b)	1.52	%(a)	1.67	%(a)	1.67%		1.60%		1.59%
Return on average equity	12.69	%(a)	14.01	%(a)	13.89%		13.49%		12.67%
Return on average tangible equity(b)	26.74	%(a)	29.86	%(a)	29.55%		29.06%		28.76%
Net interest margin(c)	3.66	%(a)	3.69	%(a)	3.70%		3.77%		3.88%
Net charge-offs to average loans and leases	0.19	%(a)	0.14	%(a)	0.16%		0.19%		0.22%
Earnings to fixed charges (excluding interest on deposits)	2.60	x	3.17	x	3.12	x	3.56	x	4.65	x
Earnings to fixed charges (including interest on deposits)	1.69	x	1.83	x	1.81	x	2.16	x	2.83	x

	As of September 30,		As of December 31,
	2007	2006	2006	2005	2004

Leverage ratio (Tier 1 capital to total assets)	7.09%	6.97%	7.20%	6.94%	6.73%
Tier 1 risk based capital ratio	7.44%	7.53%	7.74%	7.56%	7.31%
Total risked based capital ratio	11.31%	10.63%	11.78%	10.85%	10.91%
Nonperforming loans as a percent of loans and leases (net of unearned discount)	0.83%	0.43%	0.52%	0.39%	0.45%
Nonperforming assets as a percent of loans and leases and real estate and other assets owned (net of unearned discount)	0.88%	0.46%	0.55%	0.41%	0.48%
Allowance for credit losses as a percent of loans and leases (net of unearned discount)	1.52%	1.54%	1.51%	1.58%	1.63%
Allowance for credit losses as a percent of nonperforming loans and leases	183%	360%	290%	408%	364%

(a)	Annualized.

(b)	Excludes amortization and balances related to goodwill and core deposit and other intangibles and merger-related expenses, net of applicable taxes. A reconciliation of amounts prepared in accordance with generally accepted accounting principles (“GAAP”) to these non-GAAP measures can be found in the sections entitled “Reconciliation of GAAP and Non-GAAP Results of Operations” and “Reconciliation of Total Assets and Equity to Tangible Assets and Equity” in Exhibit 99 to M&T’s Form 8-K filed on October 11, 2007 or in M&T’s Annual Report on Form 10-K for the year ended December 31, 2006.

(c)	Net interest margin on a fully taxable-equivalent basis.

RISK FACTORS

An investment in the Capital Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Capital Security sold in the offering will represent a beneficial interest in the Trust, which will own our JSDs, you are also making an investment decision with regard to the JSDs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed M&T may issue that ranks senior to the JSDs upon its liquidation or in right of payment as to principal or interest.

The JSDs will be subordinate and junior upon M&T’s liquidation to its obligations under all of its indebtedness for money borrowed that is not by its terms made pari passu with or junior to the JSDs upon liquidation and, in particular, subordinate to approximately $713.7 million of junior subordinated debt securities underlying traditional trust preferred securities at September 30, 2007. As of September 30, 2007, M&T’s indebtedness for money borrowed (excluding all of the liabilities of the subsidiaries) that would rank senior to the JSDs upon liquidation was approximately $1.2 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSDs upon liquidation totaled approximately $52.0 billion.

M&T may issue debt securities or guarantees that rank on a parity with the JSDs upon M&T’s liquidation (“parity securities”) as to which it is required to make payments of interest during a deferral period on the JSDs that, if not made, would cause it to breach the terms of the instrument governing such parity securities. The terms of the JSDs permit M&T to make any payment of principal or of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities. They also permit M&T to make any payment of current or deferred interest on parity securities and on the JSDs during a deferral period that is made pro rata to the amounts due on such parity securities and the JSDs, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” to the extent that they apply.

The JSDs beneficially owned by the Trust will be effectively subordinated to the obligations of M&T’s subsidiaries.

M&T receives substantially all of its revenue from dividends from its subsidiaries. Because it is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that M&T may be a creditor of that subsidiary and its claims are recognized. There are also legal limitations on the extent to which some of its subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, it or some of its other subsidiaries. M&T’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under M&T’s contracts or otherwise to make any funds available to it. Accordingly, the payments on the JSDs, and therefore the Capital Securities, effectively will be subordinated to all existing and future liabilities of M&T’s subsidiaries. At September 30, 2007, M&T’s subsidiaries’ direct borrowings and deposit liabilities were approximately $52.0 billion.

M&T’s ability to make distributions on or redeem the Capital Securities is restricted.

Federal and state banking authorities will have the right to examine the Trust and its activities because it is M&T’s subsidiary. Under certain circumstances, including any determination that M&T’s relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the Trust’s ability to make distributions on or to redeem the Capital Securities.

M&T guarantees distributions on the Capital Securities only if the Trust has cash available.

If you hold any of the Capital Securities, M&T will guarantee, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Capital Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Capital Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Capital Securities, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Capital Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon liquidation of the Trust.

If M&T does not make a required interest payment on the JSDs or elects to defer interest payments on the JSDs, the Trust will not have sufficient funds to make the related distribution on the Capital Securities. The guarantee does not cover payments on the Capital Securities when the Trust does not have sufficient funds to make them. If M&T does not pay any amounts on the JSDs when due, holders of the Capital Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as owner of the JSDs, or proceed directly against M&T for payment of any amounts due on the JSDs.

M&T’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its secured and senior indebtedness, and will rank pari passu with any similar guarantees it may issue in the future.

M&T may redeem the JSDs at any time on or after          , 2013 or at any time prior to          , 2013 within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or an investment company event.

M&T may redeem the JSDs at any time on or after          , 2013, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. In addition, M&T may redeem the JSDs, in whole but not in part, prior to          , 2013, (i) at any time within 90 days of the occurrence of a tax event, capital treatment event, or an investment company event, at a redemption price equal to 100% of their principal amount or (ii) at any time within 90 days of a rating agency event at a make-whole redemption price, in each case plus accrued and unpaid interest through the date of redemption. Except as set forth in the preceding sentence, M&T may not redeem the JSDs prior to          , 2013. If the Capital Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Capital Securities at the same rate as the rate of return on the Capital Securities. See “Description of the Junior Subordinated Debentures — Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the Capital Securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the JSDs being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Debentures — Redemption” for a further description of those events.

M&T’s right to redeem the JSDs prior to          , 2048 is limited by its obligations in the replacement capital covenant.

The replacement capital covenant described under “Replacement Capital Covenant” will limit M&T’s right to redeem or purchase JSDs prior to          , 2048. In the replacement capital covenant, M&T covenants, for the benefit of holders of a designated series of its indebtedness that ranks senior to the JSDs, or in certain limited cases holders of a designated series of indebtedness of M&T Bank, that neither it nor any of its subsidiaries will redeem, repay or purchase the JSDs or the Capital Securities prior to          , 2048 unless during the applicable measurement period M&T or its subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities the terms of which are set forth in the replacement capital covenant. M&T’s obligations in the replacement capital covenant may prevent it from redeeming JSDs at a time that it would otherwise wish to do so. See “Replacement Capital Covenant.”

M&T has the right to defer interest for 10 years without causing an event of default.

M&T has the right to defer interest on the JSDs for one or more consecutive interest periods of not more than 10 years. Although it would be subject to the alternative payment mechanism after the earlier of (i) the fifth anniversary of the commencement of the deferral period and (ii) the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may fail to pay accrued interest on the JSDs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Capital Securities will receive limited or no current payments on the Capital Securities and, so long as M&T is otherwise in compliance with its obligations, such holders will have no remedies against the Trust or M&T for nonpayment unless it fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period.

M&T’s ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors within and beyond its control.

If M&T elects to defer interest payments, it will not be permitted to pay deferred interest on the JSDs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than from the net proceeds received by M&T from the issuance of common stock, and “qualifying warrants”, and “qualifying preferred stock” up to the “preferred stock issuance cap” (each as defined under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism”), except in limited circumstances. Those limited circumstances are (i) the occurrence and continuance of a supervisory event (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business combination) and (iii) an event of default has occurred and is continuing. In those circumstances, M&T will be permitted, but not required, to pay deferred interest with cash from any source, as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.”

The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSDs. Market disruption events include events and circumstances both within and beyond M&T’s control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities, notwithstanding its commercially reasonable efforts. Moreover, M&T may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If M&T does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), M&T will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Capital Securities, even if it has cash available from other sources. See “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments,” “— Alternative Payment Mechanism” and “— Market Disruption Events.”

The terms of M&T’s outstanding junior subordinated debentures underlying traditional trust preferred securities prohibit it from making any payment of principal or interest on the JSDs or the guarantee relating to the Capital Securities and from repaying, redeeming or repurchasing any JSDs if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantee or at any time when it has deferred interest thereunder.

M&T must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve disapproves.

The indenture for the JSDs provides that M&T must notify the Federal Reserve if the alternative payment mechanism is applicable and that it may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve disapproves of such issuance or disapproves of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities but not allow use of the proceeds to pay deferred interest on the JSDs and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if M&T elects to defer interest on the JSDs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, it may be unable to pay the deferred interest on the JSDs.

M&T may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, M&T could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

The indenture limits the number of shares of common stock that we may sell to pay deferred interest.

The indenture limits the amount of our common stock that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism,” which will initially be   million shares. If the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The indenture limits M&T’s obligation to raise proceeds from the sale of common stock to pay deferred interest during the first five years of a deferral period and generally does not obligate it to issue qualifying warrants.

The indenture limits M&T’s obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the fifth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once M&T reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is five years following its commencement. Although M&T has the right to sell common stock if it has reached the common equity issuance cap but has not reached the maximum share number, it has no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that M&T has, but in general it is not obligated to sell qualifying warrants and no party may require it to do so. See “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

M&T has the ability under certain circumstances to narrow the definition of qualifying APM securities.

M&T may, without the consent of the holders of the Capital Securities or the JSDs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for M&T to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of, and will adversely affect the United States federal income tax consequences of, the Capital Securities.

M&T has no present intention of exercising its right to defer payments of interest on the JSDs. However, if it exercises that right in the future, the market price of the Capital Securities is likely to be affected. As a result of the existence of this deferral right, the market price of the Capital Securities, payments on which depend solely on payments being made on the JSDs, may be more volatile than the market prices of other securities that are not subject to optional deferral. If M&T does defer interest on the JSDs and you elect to sell Capital Securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its Capital Securities until the payment of interest at the end of the deferral period.

If M&T does defer interest payments on the JSDs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the JSDs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Capital Securities before the record date for any deferred distributions, even if you held the Capital Securities on the date that the payments would normally have been paid. See “Certain U.S. Federal Income Tax Considerations — Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of M&T’s bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSDs, whether voluntary or not, a holder of JSDs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the first two years of accumulated and unpaid interest (including compounded interest thereon) on the JSDs.

Holders of the Capital Securities have limited rights under the JSDs.

Except as described below, you, as a holder of the Capital Securities, will not be able to exercise directly any rights with respect to the JSDs.

If an event of default under the amended trust agreement were to occur and be continuing, holders of the Capital Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the JSDs against M&T. In addition, the holders of a majority in liquidation amount of the Capital Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the JSDs.

The indenture for the JSDs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSDs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee were to fail to enforce its rights under the JSDs in respect of an indenture event of default after a record holder of the Capital Securities has made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against M&T to enforce the property trustee’s rights under the JSDs. In addition, if M&T were to fail to pay interest or principal on the JSDs on the date that interest or principal is otherwise payable, except for deferrals permitted by the amended trust agreement and the indenture, and this failure to pay were continuing, holders of the Capital Securities may directly institute a proceeding for enforcement of M&T’s obligations to issue qualifying APM securities pursuant to the alternative payment mechanism and for payment of the principal or interest on the JSDs having a principal amount equal to the aggregate liquidation amount of their Capital Securities (a “direct action”) after the respective due dates specified in the JSDs. In connection with a direct action, M&T would have the right under the indenture and the amended trust agreement to set off any payment made to that holder by it.

The property trustee, as holder of the JSDs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the JSDs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSDs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after 10 years of interest deferral, and specific events of bankruptcy, insolvency and reorganization relating to M&T.

There is no right of acceleration upon M&T’s breach of other covenants under the indenture or default on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

An active trading market for the Capital Securities may not develop.

Prior to this offering, there has been no public market for the Capital Securities. Although the Trust will apply to have the Capital Securities listed on the New York Stock Exchange, we can give you no assurance as to the liquidity of any market that may develop for the Capital Securities. Additionally, although we have been advised that the underwriters intend to make a market in the Capital Securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the JSDs as indebtedness for United States federal income tax purposes.

The JSDs are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSDs. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the JSDs as indebtedness for United States federal income tax purposes. If, contrary to the opinion of M&T’s tax counsel, the JSDs were recharacterized as equity of M&T, payment on the Capital Securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain U.S. Federal Income Tax Considerations.”

M&T

M&T is a New York business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and under Article III-A of the New York Banking Law (the “Banking Law”). The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. Its telephone number is (716) 842-5138. M&T was incorporated in November 1969 and acquired all of the then issued and outstanding shares of the capital stock of M&T Bank in December 1969. As of September 30, 2007, M&T reported, on a consolidated basis, total assets of $60.0 billion, deposits of $38.5 billion and stockholders’ equity of $6.2 billion. The number of full-time equivalent employees as of September 30, 2007 was 12,534.

In connection with M&T’s acquisition of Allfirst Financial, Inc. (“Allfirst”) from Allied Irish Banks, p.l.c. (“AIB”) on April 1, 2003, AIB received 26,700,000 shares of common stock of M&T as part of the consideration, which shareholding represented approximately 25.0% of the issued and outstanding shares of M&T common stock as of September 30, 2007. Currently, the Federal Reserve Board and the New York Superintendent of Banks deem AIB to “control” M&T and to be M&T’s bank holding company under applicable federal and state banking law. For further information regarding the relationship between M&T and AIB and a description of the agreements that govern such relationship, see M&T’s Annual Report on Form 10-K for the year ended December 31, 2006, incorporated herein by reference.

M&T’s wholly-owned subsidiary, M&T Bank, is a banking corporation incorporated and chartered under New York law. M&T Bank represented approximately 99% of the consolidated assets and consolidated revenues of M&T as of and for the nine months ended September 30, 2007 and a similar amount of consolidated assets and consolidated revenues of M&T as of and for the years ended December 31, 2006, 2005 and 2004 and as of and for the nine months ended September 30, 2006.

M&T Bank was incorporated in June 1893 and traces its origins to the founding of Manufacturers and Traders Bank in August 1856. M&T Bank is a member of the Federal Reserve System and the Federal Home Loan Bank System, and its deposits are insured by the FDIC up to applicable limits. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets. Lending is largely focused on consumers residing in New York, Pennsylvania, Maryland, northern Virginia and Washington, D.C., and on small and medium-size businesses based in those areas. In addition, certain of M&T Bank’s subsidiaries conduct lending activities in other states. M&T Bank and certain of its subsidiaries offer commercial mortgage loans secured by income producing properties or properties used by borrowers in a trade or business. Additional financial services are provided through other operating subsidiaries of M&T Bank.

As of September 30, 2007, M&T Bank had 663 banking offices located throughout New York, Pennsylvania, Maryland, Delaware, Virginia, West Virginia, New Jersey and the District of Columbia, plus a branch in George Town, Cayman Islands. As of September 30, 2007, M&T Bank had consolidated total assets of $59.2 billion, deposits of $38.4 billion, and shareholder’s equity of $6.5 billion.

Competitors of M&T Bank include commercial banks, savings and loan associations, consumer and commercial finance companies, credit unions and other financial services companies. Based on legislation passed during 1994 that effectively permits nationwide banking in the United States and the Gramm-Leach-Bliley Act of 1999, M&T Bank has faced increasing competition in recent years and believes that the level of competition will continue to increase in the future.

M&T Bank is subject to extensive regulation by federal regulators, including the Federal Reserve Board and the FDIC. In addition, M&T Bank is regulated by the New York State Banking Department. These regulatory bodies examine M&T Bank and supervise numerous aspects of its business. See “Regulatory Considerations” in the accompanying prospectus and the documents incorporated herein by reference. The principal offices of M&T Bank are located at One M&T Plaza, Buffalo, New York 14203. Its telephone number is (716) 842-5445.

RECENT DEVELOPMENTS

Financial Results and Financial Review for 2007

On January 14, 2008, M&T reported its results of operations for 2007.

GAAP Results of Operations.  Diluted earnings per share measured in accordance with GAAP were $5.95 in 2007, compared with $7.37 in 2006. On the same basis, net income was $654 million in 2007 and $839 million in 2006. GAAP-basis net income for 2007 expressed as a rate of return on average assets and average common stockholders’ equity was 1.12% and 10.47%, respectively, compared with 1.50% and 13.89%, respectively, in 2006.

GAAP-basis diluted earnings per share for the fourth quarter of 2007 were $.60, compared with $1.88 in the year-earlier period. Net income for the recently completed quarter totaled $65 million, compared with $213 million in the fourth quarter of 2006. Expressed as an annualized rate of return on average assets and average common stockholders’ equity, GAAP-basis net income for the fourth quarter of 2007 was .42% and 4.05%, respectively, compared with 1.50% and 13.55%, respectively, in the similar period of 2006.

Notable Events.  Results for the fourth quarter of 2007 were impacted by the following items:

			Diluted
	Pre-Tax		Earnings
	Amount	Net Income	per Share
	(In millions)	(In millions)

Impairment of collateralized debt obligations	$127	$(78)	$(.71)
Visa litigation accrual	23	(14)	(.13)
Fourth quarter acquisitions	14	(9)	(.08)
Provision for credit losses in excess of net charge-offs	48	(29)	(.27)

Collateralized Debt Obligations.  An other-than-temporary impairment charge of $127 million was recorded in the fourth quarter leaving $4.4 million of collateralized debt obligations backed by sub-prime residential mortgage securities on M&T’s balance sheet at December 31, 2007. That charge reduced M&T’s net income by $78 million, or $.71 of diluted earnings per share. The impairment charge was recognized at this time in light of significant deterioration in the residential real estate market and the resulting decline in market value of the debt obligations.

Visa Litigation.  In October 2007, Visa completed a reorganization in contemplation of its initial public offering (“IPO”) expected to occur in 2008. As part of that reorganization M&T Bank and other member banks of Visa received shares of common stock of Visa, Inc. Those banks are also obligated under various agreements with Visa to share in losses stemming from certain litigation (“Covered Litigation”). Although Visa is expected to set aside a portion of the proceeds from its IPO in an escrow account to fund any judgments or settlements that may arise out of the Covered Litigation, recent guidance from the SEC indicates that Visa member banks should record a liability for the fair value of the contingent obligation to Visa. The estimation of M&T’s proportionate share of any potential losses related to the Covered Litigation is extremely difficult and involves a great deal of judgment. Nevertheless, in the fourth quarter of 2007 M&T recorded a pre-tax charge of $23 million ($14 million after tax effect, or $.13 per diluted share) related to the Covered Litigation. In accordance with generally accepted accounting principles and consistent with the SEC guidance, M&T did not recognize any value for its common stock ownership interest in Visa, Inc.

Acquisitions.  On November 30, 2007, M&T completed its acquisition of Partners Trust Financial Group, Inc. (“Partners Trust”), Utica, New York, at which time Partners Trust’s bank subsidiary, Partners Trust Bank, was merged into M&T Bank. Upon completion of the merger with Partners Trust, M&T acquired approximately $3.5 billion of assets, including approximately $2.2 billion of loans, and assumed approximately $2.1 billion of deposits, and M&T Bank acquired Partners Trust Bank’s 33 banking offices in Upstate New York. During the fourth quarter, M&T also consummated its acquisition transaction of First Horizon Bank’s Mid-Atlantic retail banking franchise. The impact of those two transactions resulted in a reduction of net income in the fourth quarter of 2007 of approximately $9 million, or $.08 per diluted share, largely the result of $15 million (pre-tax) of merger-related expenses associated with merging the acquired branch networks into M&T Bank and introducing the customers associated with the acquired operations to M&T Bank’s products and services. M&T expects to incur additional merger-related expenses in 2008.

Loans and Provision for Credit Losses.  M&T experienced significant loan growth during the second half of 2007. Total loans, exclusive of loans obtained through the two acquisition transactions, increased $2.8 billion, or 6% (13% annualized), from June 30 to December 31, 2007, including growth in commercial and commercial real estate loans of $2.2 billion. During the fourth quarter, total loans, exclusive of loans obtained through the acquisitions, increased $1.8 billion, or 4% (16% annualized), including growth in commercial and commercial real estate loans of $1.6 billion. Furthermore, during recent months, lower real estate values and higher levels of delinquencies and charge-offs contributed to increased losses in M&T’s portfolio of alternative (“Alt-A”) residential mortgage loans. Declining real estate values also contributed to the recognition of an additional reserve on loans to two residential real estate builders and developers. Considering each of these factors, M&T increased the provision for credit losses to $101 million, or $48 million more than the $53 million of net charge-offs during the recent quarter.

Prior to 2007, M&T sold substantially all of the Alt-A residential real estate loans that it originated. However, in March 2007 M&T transferred $883 million of Alt-A loans from its held-for-sale to its held-for-investment loan portfolio rather than sell such loans at depressed market prices. As described above, higher levels of delinquencies and charge-offs in the Alt-A loan portfolio were experienced in 2007, which led to an assessment of the Company’s accounting policies during the fourth quarter as they relate to the timing of the classification of residential real estate loans as nonaccrual and when such loans are charged off. Residential real estate loans previously classified as nonaccrual when payments were 180 days past due now stop accruing interest when principal or interest is delinquent 90 days. The excess of such loan balances over the net realizable value of the property collateralizing the loan is now charged off when the loans become 150 days delinquent, whereas previously M&T provided an allowance for credit losses for such amounts and charged-off loans upon foreclosure of the underlying property. The impact of the acceleration of the classification of residential real estate loans as nonaccrual resulted in an increase in nonperforming loans of $84 million and a corresponding decrease in loans past due 90 days and accruing interest. As a result of that acceleration, previously accrued interest of $2 million was reversed and charged against income. Included in the $53 million of charge-offs noted were $15 million resulting from the change in accounting policy.

Taxable-equivalent Net Interest Income.  Taxable-equivalent net interest income was $1.87 billion in 2007, up 2% from $1.84 billion in 2006. Growth in average loans and leases outstanding, which rose 7% to $44.1 billion in 2007 from $41.4 billion in 2006, was the most significant contributor to the improvement. Such growth was attributable to average outstanding balance increases in commercial loans, commercial real estate loans and consumer loans. Partially offsetting the positive impact of loan growth was a narrowing of M&T’s net interest margin, or taxable-equivalent net interest income expressed as a percentage of average earning assets, to 3.60% in 2007 from 3.70% in 2006.

During the fourth quarter of 2007, taxable-equivalent net interest income was $476 million, 1% higher than $472 million in the similar 2006 quarter. Average loans outstanding and annualized net interest margin in the final quarter of 2007 were $46.1 billion and 3.45%, respectively, compared with $42.5 billion and 3.73% in the year-earlier period. The recent quarter’s net interest margin declined from 3.65% in the third quarter of 2007. The narrowing of the margin was attributable to several factors, including significantly higher loan balances funded partially by wholesale borrowings, higher levels of investment securities and other earning assets that generally yield less than loans, lower commercial real estate loan prepayment fees, reversal of interest on nonaccrual loans including the effect of the change in accounting policy for past-due residential real estate loans, and the impact of the two acquisition transactions.

Provision for Credit Losses/Asset Quality.  The provision for credit losses totaled $192 million in 2007, up from $80 million in 2006. Net loan charge-offs in 2007 totaled $114 million, or .26% of average loans outstanding, compared with $68 million or .16% of average loans in 2006. The provision for credit losses was $101 million during the final three months of 2007, compared with $28 million in the corresponding 2006 period. Net charge-offs of loans were $53 million in the fourth quarter of 2007, representing an annualized

.46% of average loans outstanding, compared with $24 million or .23% during the year-earlier quarter. If not for the previously described change in accounting policy, charge-offs would have been $38 million or an annualized .33% of average outstanding loans in the fourth quarter and for the full year would have been $99 million or .22% of average loans.

Loans classified as nonperforming totaled $447 million, or .93% of total loans at December 31, 2007, compared with $224 million or .52% a year earlier and $371 million or .83% at September 30, 2007. Major factors contributing to the year-over-year increase were a $133 million increase in residential real estate loans, including $84 million related to the already noted change in policy, and an $83 million increase in loans to residential builders and developers. The change in nonperforming loans since September 30, 2007 reflects a $90 million increase in residential real estate loans (including $84 million related to the policy change), partially offset by a $20 million reduction in loans to automobile dealers. Exclusive of the impact of the change in policy for classifying residential real estate loans as nonperforming, the 2007 year-end ratio of nonperforming loans to total loans would have declined by .07% from September 30, 2007. Reflecting the granularity of M&T’s loan portfolio, at December 31, 2007 there were only four loans greater than $5 million classified as nonperforming.

Loans past due 90 days or more and accruing interest totaled $77 million at the recent year-end, down from $111 million at December 31, 2006. Included in those past due, but accruing loans at December 31, 2007 and 2006 were $72 million and $77 million, respectively, of loans guaranteed by government-related entities. Assets taken in foreclosure of defaulted loans increased to $40 million at December 31, 2007 from $12 million at December 31, 2006, due to higher residential real estate loan defaults.

Allowance for Credit Losses.  The allowance for credit losses was $759 million, or 1.58% of total loans, at December 31, 2007, compared with $650 million, or 1.51%, a year earlier. The ratio of M&T’s allowance for credit losses to nonperforming loans was 170% and 290% at December 31, 2007 and 2006, respectively.

Noninterest Income and Expense.  Noninterest income declined 11% to $933 million in 2007 from $1.05 billion in 2006. That decline resulted from the previously discussed $127 million other-than-temporary impairment charge in the recent quarter related to collateralized debt obligations held in M&T’s available-for-sale investment securities portfolio. Excluding that charge, noninterest income was $1.06 billion in 2007, 1% higher than in 2006. Higher service charges on deposit accounts, trust income, and trading account and foreign exchange gains, and $9 million related to M&T’s pro-rata portion of the operating results of Bayview Lending Group LLC (“BLG”) were largely offset by a $31 million decline in mortgage banking revenues. Noninterest income of $160 million in the fourth quarter of 2007 was down 37% from $256 million in the corresponding 2006 quarter due to the aforementioned other-than-temporary impairment charge. Excluding that charge, noninterest income in the recent quarter was $288 million, up 12% from the year-earlier quarter. That improvement was due to higher service charges on deposit accounts, trust income, and trading and foreign exchange gains, and $15 million related to M&T’s pro-rata portion of the operating results of BLG.

Noninterest expense in 2007 totaled $1.63 billion, compared with $1.55 billion in 2006. Included in such amounts are expenses considered to be “nonoperating” in nature, consisting of amortization of core deposit and other intangible assets of $66 million in 2007 and $63 million in 2006 and merger-related expenses of $15 million in 2007 and $5 million in 2006. Exclusive of these nonoperating expenses, noninterest operating expenses were $1.55 billion in 2007 and $1.48 billion in 2006. Included in 2006’s operating expenses was an $18 million tax-deductible contribution made in that year’s third quarter to The M&T Charitable Foundation, a tax-exempt private charitable foundation. The most significant contributors to the increase in noninterest expense in 2007 were the already discussed $23 million charge taken in the recent quarter related to the Visa litigation and a higher level of salaries and employee benefits expense.

Noninterest expense in the final quarter of 2007 totaled $445 million, compared with $384 million in the year-earlier quarter. Included in such amounts were amortization of core deposit and other intangible assets of $16 million in 2007 and $19 million in 2006 and merger-related expenses of $15 million in 2007. Exclusive of these nonoperating expenses, noninterest operating expenses were $415 million in the recent quarter, compared with $365 million in 2006’s fourth quarter. Higher costs for salaries and employee benefits, including the impact of the acquisitions completed in the fourth quarter, and the Visa litigation charge were the leading contributors to that rise in noninterest expense.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 52.8% in 2007, compared with 51.5% in 2006. During 2007’s fourth quarter, M&T’s efficiency ratio was 54.3%, compared with 50.2% in the year-earlier quarter.

Balance Sheet.  M&T had total assets of $64.9 billion at December 31, 2007, up from $57.1 billion a year earlier. Loans and leases, net of unearned discount, totaled $48.0 billion at the 2007 year-end, up 12% from $42.9 billion at December 31, 2006. Deposits were $41.3 billion at December 31, 2007, 3% higher than $39.9 billion at the end of 2006. Total stockholders’ equity was $6.5 billion at December 31, 2007, representing 10.00% of total assets, compared with $6.3 billion or 11.01% a year earlier. Common stockholders’ equity per share was $58.99 at December 31, 2007, compared with $56.94 a year earlier. Tangible equity per common share was $27.98 and $28.57 at December 31, 2007 and 2006, respectively. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.4 billion and $3.1 billion at December 31, 2007 and 2006, respectively.

M&T Bank Subordinated Debt Issuance

On December 4, 2007, M&T Bank issued $400 million aggregate principal amount of its 6.625% Subordinated Notes due 2017.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under “Where You Can Find More Information.”

M&T Capital Trust IV, or the “Trust,” is a statutory trust formed under Delaware law pursuant to a Trust Agreement between M&T, as depositor of the Trust, and the Delaware trustee and the filing of a Certificate of Trust with the Delaware Secretary of State on July 7, 2003. The Trust Agreement will be amended and restated in its entirety before the issuance of the Capital Securities. We refer to the Trust Agreement, as so amended and restated, as the “Trust Agreement.” The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the Capital Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Capital Securities and the common securities in the JSDs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

M&T will own all of the Trust’s common securities, either directly or indirectly. The common securities and the Capital Securities are referred to collectively as the “Trust securities.” The common securities rank equally with the Capital Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Trust Agreement relating to payment defaults on the JSDs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation and otherwise will be subordinated to the rights of the holders of the Capital Securities. M&T will acquire common securities in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by M&T as depositor of the Trust. The trustees will be The Bank of New York, as the property trustee, or “property trustee,” BNYM (Delaware) as the Delaware trustee, or “Delaware trustee,” and two or more individual trustees, or “administrators,” who are employees or officers of or affiliated with M&T. The property trustee will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee and the indenture.

Unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any JSDs, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the Capital Securities. In addition, holders of a majority in liquidation amount of the Capital Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrators is vested exclusively in the holders of the Trust’s common securities, and in no event will the holders of the Capital Securities have such right.

The Trust is a “finance subsidiary” of M&T within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the Trust are included in this prospectus supplement, and M&T does not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, or “Exchange Act.”

M&T will pay all fees and expenses related to the Trust and the offering of the Capital Securities.

USE OF PROCEEDS

The Trust will invest the proceeds from its sale of the Capital Securities through the underwriters to investors and its common securities to M&T in the JSDs issued by M&T. The net proceeds will be used by M&T primarily for general corporate purposes, which may include among other purposes:

•	reducing or refinancing existing debt;

•	investments by M&T;

•	investing in, or extending credit to, our subsidiaries;

•	possible acquisitions; and

•	stock repurchases.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

Based upon our historical and anticipated future growth and our financial needs, we will from time to time engage in additional financings of a character and amount that we determine as the need arises.

ACCOUNTING CONSIDERATIONS AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on M&T’s balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes M&T will recognize the aggregate principal amount, net of discount, of the JSDs it issues to the Trust as a liability and the amount it invests in the Trust’s common securities as an asset. The interest paid on the JSDs will be recorded as interest expense on M&T’s income statement.

On March 1, 2005, the Federal Reserve Board adopted amendments to its risk-based capital guidelines that confirmed the Tier 1 capital treatment of trust preferred securities for bank holding companies and clarified and revised somewhat the eligibility requirements for future issuances of such securities. Among other things, the amendments established a 25% of Tier 1 capital limit on the aggregate amount of trust preferred securities, cumulative preferred stock and certain other restricted core capital elements that may be included in Tier 1 capital of bank holding companies of the size of M&T. The Federal Reserve has confirmed to M&T that the Capital Securities will qualify as Tier 1 capital for M&T, within this quantitative limit.

CAPITALIZATION

The following table sets forth the consolidated capitalization of M&T as of September 30, 2007, as adjusted to give effect to the issuance of the Capital Securities and the JSDs. You should read the following table together with M&T’s consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the information contained in “— Recent Developments.”

Consolidated Capitalization of M&T

	As of September 30, 2007
	Actual	As Adjusted
	(Dollars in thousands, except per share-unaudited)

LONG-TERM DEBT
Senior Notes of M&T 5.375% due 2012	$299,902		$299,902
Subordinated Notes of M&T 6.875% due 2009(a)	102,658		102,658
Subordinated Notes of M&T Bank:
8% Notes due 2010(b)	134,413		134,413
3.85% Fixed Rate/Floating Rate Notes due 2013	399,957		399,957
5.585% Fixed Rate/Floating Rate Notes due 2020(c)	355,393		355,393
5.629% Fixed Rate/Floating Rate Notes due 2021(d)	494,111		494,111
Junior subordinated debentures associated with preferred capital securities of(e):
M&T Capital Trust IV — % due 2068	—
M&T Capital Trust I — 8.234% due 2027	154,640		154,640
M&T Capital Trust II — 8.277% due 2027	103,093		103,093
M&T Capital Trust III — 9.25% due 2027	68,140		68,140
First Maryland Capital I — 3-month LIBOR + 1.00% due 2027	144,064		144,064
First Maryland Capital II — 3-month LIBOR + 0.85% due 2027	141,820		141,820
Allfirst Preferred Asset Trust — 3-month LIBOR + 1.43% due 2029	101,913		101,913
Advances from Federal Home Loan Banks	5,351,985		5,351,985
Agreements to repurchase securities	1,625,001		1,625,001
Medium Term Notes	29,702		29,702
Other	9,400		9,400

TOTAL LONG-TERM DEBT	$9,516,192	$

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par, 1,000,000 shares authorized, none outstanding	$—		$—
Common stock, $0.50 par, 250,000,000 shares authorized, 120,396,611 shares issued	60,198		60,198
Common stock issuable, 83,793 shares	4,810		4,810
Additional paid-in capital	2,897,499		2,897,499
Retained earnings	4,827,583		4,827,583
Accumulated other comprehensive income (loss), net	(86,665)		(86,665)
Treasury stock — common, at cost — 13,673,244 shares	(1,465,421)		(1,465,421)

TOTAL STOCKHOLDERS’ EQUITY	6,238,004		6,238,004

TOTAL CAPITALIZATION	$15,754,196	$

(a)	M&T assumed these notes in connection with its acquisition of Allfirst Financial Inc. on April 1, 2003. Amount is net of unamortized purchase accounting adjustments of $2.7 million.

(b)	As a result of hedging activities, amount reflects a $2.8 million reduction.

(c)	Amount reflects a $54.0 million reduction to recognize premium paid to exchange a portion of the 8% Notes due 2010 in December 2005.

(d)	As a result of hedging activities, amount reflects a $5.9 million reduction.

(e)	Net of unamortized purchase accounting adjustments of $(21.0) million.

DESCRIPTION OF THE CAPITAL SECURITIES

The following is a brief description of certain terms of the Capital Securities and of the Trust Agreement under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Trust Agreement, which will be filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from M&T. This summary supplements the general disclosure of the capital securities contained in the accompanying prospectus. Any information regarding the Capital Securities in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and supersede the inconsistent information in the accompanying prospectus.

General

The Capital Securities will be issued pursuant to the Trust Agreement. The property trustee, The Bank of New York, will act as indenture trustee for the Capital Securities under the Trust Agreement. The terms of the Capital Securities will include those stated in the Trust Agreement, including any amendments thereto, and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of M&T’s     % Junior Subordinated Debentures due 2068, or “JSDs.”

In addition to the Capital Securities, the Trust Agreement authorizes the administrators of the Trust to issue common securities on behalf of the Trust. M&T will own directly or indirectly all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Capital Securities except as set forth under “— Ranking of Common Securities.” The Trust Agreement does not permit the Trust to issue any securities other than the common securities and the Capital Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by M&T to the extent described under “Description of the Guarantee.” The guarantee, when taken together with M&T’s obligations under the JSDs and the indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Capital Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Capital Securities. The Bank of New York, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Capital Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Capital Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the JSDs.

The term “holder” in this prospectus supplement with respect to a registered Capital Security means the person in whose name such Capital Security is registered in the security register. The Capital Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

The Trust will apply to list the Capital Securities on the New York Stock Exchange.

Distributions

A holder of record of the Capital Securities will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Capital Security on the same payment dates and in the same amounts as M&T pays interest on a principal amount of JSDs equal to the liquidation amount of such Capital Security. Distributions will accumulate from          , 2008. The Trust will make distribution payments on the Capital Securities quarterly in arrears on       ,       ,        and        of each year, beginning on     , 2008.

In the event any distribution date is not a business day, the payment made on the following business day shall be made without adjustment. If M&T defers payment of interest on the JSDs, distributions by the Trust on the Capital Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Capital Securities on the record date for that distribution date, which shall be the business day prior to the distribution date, provided that if the Capital Securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the distribution date, whether or not a business day. Distributions on the Capital Securities will be cumulative. The Capital Securities will be effectively subordinated to the same debts and liabilities to which the JSDs are subordinated, as described under “Description of the Junior Subordinated Debentures — Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of Buffalo, New York or The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee, Delaware trustee or the indenture trustee is closed for business.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including          , 2008 and ending on but excluding the first distribution date,          , 2008, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Capital Securities are entitled but are not paid will accumulate additional distributions at the annual rate, compounded quarterly on each distribution date.

The funds available to the Trust for distribution to holders of the Capital Securities will be limited to payments under the JSDs. If M&T does not make interest payments on the JSDs, the property trustee will not have funds available to pay distributions on the Capital Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSDs in a payment account for the benefit of the holders of the Capital Securities and the common securities.

Deferral of Distributions

M&T has the right, on one or more occasions, to defer payment of interest on the JSDs for one or more consecutive interest periods not exceeding 10 years. If M&T exercises this right, the Trust will also defer paying a corresponding amount of distributions on the Capital Securities during that period of deferral. No deferral period may extend beyond the maturity date of the JSDs or the earlier redemption in full of the JSDs. The Trust will pay deferred distributions on the Capital Securities as and when M&T pays deferred interest on the JSDs. See “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments,” “— Alternative Payment Mechanism” and “— Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” for a description of M&T’s right to defer interest on the JSDs, the circumstances when the alternative payment mechanism applies and M&T is obligated to pay deferred interest subject to certain limitations, and restrictions on M&T’s right during any deferral period to make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSDs upon its liquidation.

Redemption

If M&T repays or redeems the JSDs, in whole or in part, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of Capital Securities and common securities equal to the principal amount of JSDs redeemed or repaid. The redemption price for each Capital Security will be equal to the redemption price paid by M&T on a like amount of JSDs. See “Description of the Junior Subordinated Debentures — Redemption.”

If less than all Capital Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Capital Securities and common securities outstanding, except in the case of a payment default, as set forth under “— Ranking of Common Securities.”

Subject to applicable law, including U.S. federal securities laws and, at any time prior to its termination, to the replacement capital covenant, M&T or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement. The replacement capital covenant is scheduled to terminate on          , 2048.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would be required for redemption of the JSDs.

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Capital Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Capital Securities relating to the repayment of the JSDs will be mailed at least 10 but not more than 30 days before the redemption date to the registered address of each holder of Capital Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Capital Securities for cash and (ii) M&T has paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the JSDs, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Capital Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Capital Securities. Distributions to be paid on or before the redemption date for any Capital Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Capital Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Capital Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such Capital Securities called for redemption will cease, except the right of the holders of such Capital Securities to receive the redemption price and any distribution payable in respect of the Capital Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Capital Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any JSDs called for redemption is improperly withheld or refused and accordingly the redemption amount of the Capital Securities is not paid either by the Trust or by M&T under the guarantee, then interest on the JSDs will continue to accrue and distributions on the Capital Securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the JSDs are to be redeemed or repaid on any date, the property trustee will select the particular Capital Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Capital Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Capital Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities that has been or is to be redeemed.

Optional Liquidation of Trust and Distribution of JSDs to Holders

Under the Trust Agreement, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of M&T;

•	the written direction from M&T, as holder of the Trust’s common securities, to the property trustee to dissolve the Trust and distribute a like amount of the JSDs to the holders of the Capital Securities and common securities, subject to M&T’s having received any required prior approval of the Federal Reserve;

•	redemption of all of the Capital Securities as described under “— Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and common securities a like amount of the JSDs. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Capital Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Capital Securities and common securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Common Securities.”

After the liquidation date fixed for any distribution of JSDs to holders of Capital Securities:

•	the Capital Securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the JSDs to be delivered upon such distribution;

•	any certificates representing the Capital Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent JSDs having a principal amount equal to the stated liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Capital Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Capital Securities will cease, except the right to receive JSDs upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSDs in exchange for the Capital Securities would not be a taxable event to you. See “Certain U.S. Federal Income Tax Considerations — Receipt of JSDs or Cash upon Liquidation of the Trust” below.

Liquidation Value

Upon liquidation of the Trust, you would be entitled to receive $25 per Capital Security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of JSDs, subject to specified exceptions.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Capital Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Capital Securities and common securities, except upon the occurrence and continuation of a payment default on the JSDs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities.

In the case of any event of default under the Trust Agreement resulting from an event of default under the indenture for the JSDs, M&T, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Capital Securities and not on M&T’s behalf, and only the holders of the Capital Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Capital Securities.

Events of Default under the Trust Agreement

Any one of the following events constitutes an event of default under the Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the JSDs beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 60 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within five business days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the Capital Securities and to the administrators, unless such Trust Event of Default shall have been cured or waived. M&T, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not it or they are in compliance with all the conditions and covenants applicable to it and to them under the Trust Agreement.

The existence of a Trust Event of Default under the Trust Agreement, in and of itself, with respect to the JSDs does not entitle the holders of the Capital Securities to accelerate the maturity of such JSDs.

An event of default under the indenture entitles the property trustee, as sole holder of the JSDs, to declare the JSDs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the JSDs, see “Description of the Junior Subordinated Debentures — Events of Default; Waiver and Notice” and “Relationship among Capital Securities, Junior Subordinated Debentures and Guarantee.”

Voting Rights; Amendment of the Trust Agreement

For a description of voting rights and amendment to the Trust Agreement, see “Capital Securities and Related Instruments — Amendment of Each Trust Agreement” in the accompanying prospectus.

In addition to the amendments specified in the accompanying prospectus, M&T and the administrators may amend the Trust Agreement without the consent of the holders of the Capital Securities, the property trustee or the Delaware trustee, to:

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•	conform the terms of the Trust Agreement to the description of the Trust Agreement, the Capital Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Trust Agreement.

Any amendment of the Trust Agreement shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Capital Securities.

Registrar and Transfer Agent

The Bank of New York will act as registrar and transfer agent, or “Transfer Agent,” for the Capital Securities.

Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Capital Securities can be exchanged for other Capital Securities so long as such other Capital Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Capital Securities that were surrendered for exchange. The Capital Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by M&T for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Capital Securities, but the Trust may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Capital Securities. M&T may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the Capital Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Capital Securities.

Governing Law

The Trust Agreement will be governed by and construed in accordance with the laws of Delaware.

Further Issues

The Trust has the right to issue additional Capital Securities in the future, provided that the Trust:

•	receives an opinion of counsel experienced in such matters that after the issuance,

•	the Trust will not be taxable as a corporation for United States federal income tax purposes, and

•	the issuance will not result in the recognition of any gain or loss to existing holders,

•	the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act, and

•	the Trust concurrently purchases a like amount of JSDs.

Any such additional Capital Securities will have the same terms as the Capital Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Capital Securities being offered hereby, provided that the total liquidation amount of Capital Securities outstanding may not exceed     . If issued, any such additional Capital Securities will become part of the same series as the Capital Securities being offered hereby.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following is a brief description of certain terms of the JSDs and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the JSDs and the indenture, which will be filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from M&T. This summary supplements the general disclosure of the junior subordinated debentures contained in the accompanying prospectus. Any information regarding the JSDs in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and supersede the inconsistent information in the accompanying prospectus.

The JSDs will be issued pursuant to a Junior Subordinated Indenture to be entered into by M&T and The Bank of New York, as indenture trustee. We refer to the Junior Subordinated Indenture, as amended and supplemented (including by a first supplemental indenture, to be dated as of the date of issuance of the JSDs), as the “indenture,” and to The Bank of New York or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered JSD, we mean the person in whose name such JSD is registered in the security register.

The indenture does not limit the amount of debt that M&T or its subsidiaries may incur either under the indenture or other indentures to which M&T is or becomes a party. The JSDs are not convertible into or exchangeable for M&T’s common stock or authorized preferred stock.

General

The JSDs will be unsecured and junior in right of payment to all our senior and subordinated debt. For purposes of the JSDs, “senior and subordinated debt” has the meaning given to that term under “— Subordination.” As of September 30, 2007, M&T’s indebtedness for money borrowed (excluding all of the liabilities of the subsidiaries) that would rank senior to the JSDs upon liquidation was approximately $1.2 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSDs upon liquidation totaled approximately $52.0 billion.

Interest Rate and Interest Payment Dates

The JSDs will bear interest at the annual rate of     % from and including          , 2008, payable quarterly in arrears on          ,          ,           and           of each year, beginning on          , 2008. We refer to these dates as “interest payment dates,” and to the period beginning on and including          , 2008 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date is not a business day, the interest payment made on the following business day shall be made without the accrual of additional interest.

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustment for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Maturity

The principal amount of the JSDs, together with accrued and unpaid interest, is due and payable on          , 2068, or if that day is not a business day, on the next following business day.

Option to Defer Interest Payments

M&T may on one or more occasions defer payment of interest on the JSDs for one or more consecutive interest periods up to 10 years. M&T may not defer interest beyond the maturity date or the earlier redemption in full of the JSDs. M&T has no present intention of exercising its right to defer payments of interest on the JSDs.

Deferred interest on the JSDs will bear interest at the then applicable rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which M&T elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the JSDs.

M&T has agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•	immediately following the first interest payment date during the deferral period on which M&T elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	M&T will not pay deferred interest on the JSDs prior to the maturity date from any source other than eligible proceeds, except as contemplated in the following two paragraphs or at any time an event of default has occurred and is continuing.

M&T may pay current interest at all times from any available funds.

If a supervisory event, as defined under “— Alternative Payment Mechanism,” has occurred and is continuing, then M&T may (but is not obligated to) pay deferred interest with cash from any source without a breach of its obligations under the indenture. In addition, if M&T sells qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises as a result of the Federal Reserve disapproving the use of the proceeds to pay deferred interest, it may use the proceeds for other purposes and continue to defer interest without a breach of its obligations under the indenture.

If M&T is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of its assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date will immediately terminate the deferral period. M&T will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Capital Securities.

Although M&T’s failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

If M&T has paid all deferred interest (and compounded interest thereon) on the JSDs, it can again defer interest payments on the JSDs as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the JSDs, M&T will give the property trustee and the relevant Delaware trustee written notice of its election to commence or extend a deferral period no more than 30 and no less than five business days before the earlier of:

•	the next succeeding date on which the distributions on the Capital Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Capital Securities of the record or payment date for the related distribution.

The property trustee will give notice of M&T’s election of a deferral period to the holders of the Capital Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the JSDs, M&T will give the holders of the JSDs and the indenture trustee written notice of its election of a deferral period no more than 30 and no less than five business days before the next interest payment date.

If M&T defers payments of interest on the JSDs, the JSDs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Capital Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain U.S. Federal Income Tax Considerations — Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

M&T will agree that, so long as any JSDs remain outstanding, if it has given notice of its election to defer interest payments on the JSDs but the related deferral period has not yet commenced or if a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of M&T’s capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank, or make any payments under any guarantee that ranks, upon M&T’s liquidation, pari passu with the JSDs (including the JSDs, “parity securities”) or junior to the JSDs; or

•	make any payments under any guarantee that ranks junior to M&T’s guarantee related to the JSDs.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of M&T capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

•	purchases pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including pursuant to a contractually binding stock repurchase plan;

•	a dividend reinvestment or stockholder stock purchase plan;

•	transactions effected by or for the account of customers of M&T or any of its affiliates or in connection with the distribution, trading or market-making in respect of the Capital Securities; or

•	the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange or conversion of any class or series of M&T capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of M&T capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

•	any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSDs), provided that such payments are made in accordance with the limitations described in the last paragraph under “— Alternative Payment Mechanism” to the extent they apply, and any payments of principal or of deferred interest on parity securities that, if not made, would cause M&T to breach the terms of the instrument governing such parity securities.

In addition, if any deferral period lasts longer than one year, M&T may not repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if M&T is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “— Option to Defer Interest Payments” and to the exclusions described in this section and in “— Market Disruption Events,” if M&T defers interest on the JSDs, it will be required, commencing not later than the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until M&T has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the JSDs. This method of funding the payment of accrued and unpaid interest is referred to as the “alternative payment mechanism.” M&T’s obligations pursuant to the alternative payment mechanism shall not apply upon maturity of the JSDs or if an event of default has occurred and is continuing.

Except as provided below, M&T has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the JSDs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	M&T may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•	M&T is not permitted to sell shares of its common stock in an amount in excess of the “maximum share number” for the purpose of paying deferred interest on the JSDs. The maximum share number will initially equal million shares of M&T’s common stock. If the issued and outstanding shares of M&T’s common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. M&T may, at its discretion and without the consent of the holders of the JSDs, increase the maximum share number (including through the increase of its authorized share capital, if necessary) if it determines that such increase is necessary to allow it to issue sufficient common stock to pay deferred interest on the JSDs;

•	M&T is not required to issue common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the JSDs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•	M&T is not permitted to issue qualifying preferred stock to pay deferred interest on the JSDs to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSDs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSDs (the “preferred stock issuance cap”); and

•	So long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at M&T’s sole discretion, and it will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the JSDs, and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

Once M&T reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount referred to in the third bullet point above subsequently increases because of a subsequent increase in the current stock market price of M&T’s common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point M&T must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the maximum share number, any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and M&T subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until it starts a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) M&T has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of common stock and qualifying preferred stock in excess of the “maximum share number” and “preferred stock issuance cap,” respectively), in each case to persons that are not its subsidiaries.

“Intent-based replacement disclosure” means, as to any security or combination of securities (together in this definition, “securities”), that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or its subsidiaries will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Permitted remedies” means, with respect to any securities, one or both of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants, provided that M&T may, without the consent of the holders of the Capital Securities or the JSDs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. M&T will promptly notify the holders of the JSDs, and the trustees of the Trust will promptly notify the holders of the Capital Securities, in the manner contemplated in the indenture and the Trust Agreement, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock of M&T that (a) ranks pari passu with or junior to all other preferred stock of M&T and (b) either (x) is subject to a “qualifying replacement capital covenant” or (y) is subject to “intent based replacement disclosure” and has a provision that provides for mandatory suspension of distributions or the payment of distributions on the applicable distribution date from “eligible proceeds” upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies.”

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant applicable to the JSDs or a replacement capital covenant, as identified by M&T’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

“Qualifying warrants” means net share settled warrants to purchase M&T’s common stock that (1) have an exercise price greater than the “current stock market price” of its common stock as of the date it agrees to issue the warrants, and (2) M&T is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. M&T intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of M&T’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if its common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which its common stock is traded. If its common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If M&T’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

A “supervisory event” shall commence upon the date M&T has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the JSDs, and M&T has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies M&T in writing that it no longer disapproves of its intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the JSDs. The occurrence and continuation of a supervisory event will excuse M&T from its obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSDs and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit M&T to sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the JSDs.

Although M&T’s failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the JSDs and the Capital Securities will be limited in such circumstances as described under “Risk Factors — The property trustee, as holder of the JSDs on behalf of the Trust, has only limited rights of acceleration.”

If, due to a market disruption event or otherwise, M&T were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and each holder of Capital Securities will be entitled to receive a pro rata share of any amounts received on the JSDs. If M&T has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the JSDs and those other parity securities on a pro rata basis up to the maximum share number and the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the JSDs and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally (or in M&T’s common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which its common stock and/or preferred stock is then listed or traded (currently the New York Stock Exchange for M&T’s common stock) shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, M&T’s qualifying APM securities;

•	M&T would be required to obtain the consent or approval of its shareholders or a regulatory body (including any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, M&T’s qualifying APM securities;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, M&T’s qualifying APM securities;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, M&T’s qualifying APM securities;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, M&T’s qualifying APM securities;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities would, in M&T’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in M&T’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede M&T’s ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•	M&T reasonably believes that the offering document for the offer and the sale of its qualifying APM securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

M&T will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Capital Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but M&T was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest, or (c) the supervisory event prevents M&T from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on such interest payment date.

M&T will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Redemption

The JSDs are:

•	redeemable, in whole or in part, at any time on or after , 2013 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption;

•	redeemable, in whole but not in part, at any time prior to , 2013 within 90 days of the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	not subject to any sinking fund or similar provisions.

Except as set forth above, the JSDs are not redeemable prior to     , 2013.

Any redemption or repayment of the JSDs prior to     , 2048 is subject to its obligations under the replacement capital covenant as described under “Replacement Capital Covenant.” Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would be required for the redemption of the JSDs.

The redemption price of the JSDs will be equal to (i) 100% of the principal amount of the JSDs being redeemed or (ii) in the case of a redemption prior to          , 2013 and within 90 days of the occurrence of a “rating agency event,” a “make-whole redemption price” equal to (x) 100% of the principal amount of the JSDs being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from          , 2013) and interest that would have been payable to and including          , 2013 (discounted from their respective interest payment dates) on the JSDs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case plus accrued and unpaid interest to the redemption date.

A “capital treatment event,” “investment company event” and “tax event” are each defined under “Junior Subordinated Debentures — Redemption” in the accompanying prospectus.

A “rating agency event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the JSDs of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for M&T (a “rating agency”), which amendment, clarification or change results (i) in the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the JSDs or (ii) in a lower equity credit for the JSDs than the then applicable equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSDs being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Citigroup Global Markets Inc. or UBS Securities LLC (or their successors) or, if UBS Securities LLC or Citigroup Global Markets Inc. (or their successors) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

M&T will notify the Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of JSDs to be redeemed at its registered address. Unless M&T defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the JSDs or portions thereof called for redemption.

M&T may not redeem the JSDs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSDs for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither M&T nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange, JSDs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSDs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSDs so selected for redemption, except, in the case of any JSDs being redeemed in part, any portion thereof not to be redeemed.

Subordination

M&T’s obligations to pay interest on, and principal of, the JSDs are subordinate and junior in right of payment and upon liquidation to all its senior and subordinated debt as defined below, whether now outstanding or subsequently incurred, including approximately $713.7 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities at September 30, 2007.

For purposes of the JSDs, “senior and subordinated debt” is defined as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to M&T whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money M&T has borrowed;

(2) debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure M&T’s obligations;

(4) debt issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of M&T and all obligations of M&T under any conditional sale or title retention agreements (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(5) every capital lease obligation of M&T;

(6) M&T’s obligation for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;

(7) every obligation of the type referred to in clauses (1) through (6) of another person and all dividends of another person the payment of which, in either case, M&T has guaranteed, secured by lien on any of its property or assets, or is responsible or liable, directly or indirectly, as obligor or otherwise; and

(8) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by M&T including (i) all indebtedness (whether now or hereafter outstanding) issued under the junior subordinated indenture, dated as of January 31, 1997, between M&T (as successor to First Empire State Corporation) and Bankers Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (ii) all indebtedness (whether now or hereafter outstanding) issued under the junior subordinated indenture, dated as of June 6, 1997, between M&T (as successor to First Empire State Corporation) and Bankers Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iii) all indebtedness (whether now or hereafter outstanding) under the indenture dated as of February 4, 1997, between M&T (as successor to ONBANCorp., Inc.) and The Bank of New York, as trustee, as the same has been or may be amended, modified or supplemented from time to time, (iv) all indebtedness under the indenture, dated as of December 30, 1996, between M&T (as successor to First Maryland Bancorp) and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (v) all indebtedness under the indenture, dated as of February 4, 1997, between M&T (as successor to First Maryland Bancorp) and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (vi) all indebtedness under the indenture, dated as of July 13, 1999, between M&T (as successor to First Maryland Bancorp) and the Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (the indentures referred to in this paragraph are collectively referred to as the “prior junior subordinated debt indentures”), and (vii) any guarantee entered into by M&T in respect of any preferred securities, capital securities or preference stock of a statutory trust to which M&T issued any indebtedness under the prior junior subordinated debt indentures.

For purposes of the JSDs, senior and subordinated debt will exclude the following:

(A) the guarantee of the Capital Securities;

(B) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the JSDs and the issuance of which, in the case of this clause (B) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the JSDs from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of M&T’s Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve; and

(C) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

No change in the subordination of the JSDs in a manner adverse to holders will be effective against any holder without its consent.

All liabilities of M&T’s subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the JSDs to the extent of the assets of such subsidiaries. At September 30, 2007, M&T’s indebtedness for money borrowed (excluding all of the liabilities of its subsidiaries) that would rank senior to the JSDs upon liquidation was approximately $1.2 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSDs upon liquidation totaled approximately $52.0 billion.

If certain events in bankruptcy, insolvency or reorganization occur, M&T will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the JSDs. In such an event, it will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the JSDs. M&T will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until it has paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, it may make payments or distributions on the JSDs so long as:

•	the payments or distributions consist of securities issued by M&T or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSDs.

If such events in bankruptcy, insolvency or reorganization occur, after M&T has paid in full all amounts owed on senior and subordinated debt, the holders of JSDs together with the holders of any of its other obligations ranking equal with the JSDs will be entitled to receive from its remaining assets any principal or interest due at that time on the JSDs and such other obligations before it makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the JSDs.

If M&T violates the indenture by making a payment or distribution to holders of the JSDs before M&T has paid all the senior and subordinated debt in full, then such holders of the JSDs will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing its assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of JSDs will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by M&T or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSDs.

Because of the subordination, if M&T becomes insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the JSDs having a claim pursuant to those securities may receive less, ratably, than its other creditors, including trade creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the JSDs.

M&T may modify or amend the indenture as provided under “Modification of the Junior Indenture” in the accompanying prospectus. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the indenture relating to the subordination of the JSDs in a manner that would adversely affect the holders of senior and subordinated debt.

The indenture places no limitation on the amount of senior and subordinated debt that M&T may incur. M&T expects from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSDs, by that holder’s acceptance of the JSDs, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSDs, that holder of JSDs will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the first two years of accumulated and unpaid interest (including compounded interest thereon) on the JSDs.

Payment; Exchange; Transfer

If the Trust is dissolved and the JSDs are distributed to the holders of the Capital Securities, M&T will appoint a paying agent from whom holders of JSDs can receive payment of the principal of and interest on the JSDs. It may elect to pay any interest on the JSDs by mailing a check to the person listed as the owner of the JSDs in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of M&T’s affiliates may serve as the paying agent under the indenture. It will pay interest on the JSDs:

•	on an interest payment date to the person in whose name that JSD is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such JSDs at the office of the appointed paying agent.

Any money that M&T pays to a paying agent for the purpose of making payments on the JSDs and that remains unclaimed two years after the payments were due will, at its request, be returned to M&T and after that time any holder of such JSDs can only look to M&T for the payments on such JSDs.

Any JSDs can be exchanged for other JSDs so long as such other JSDs are denominated in authorized denominations and have the same aggregate principal amount and same terms as the JSDs that were surrendered for exchange. The JSDs may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by M&T for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the JSDs, but M&T may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the JSDs. It may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by M&T where holders can surrender the JSDs for registration of transfer or exchange. However, M&T will be required to maintain an office or agency in each place of payment for the JSDs.

Denominations

The JSDs will be issued only in registered form, without coupons, in denominations of $25 each or multiples of $25.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the JSDs:

•	default in the payment of interest, including compounded interest, in full on any JSDs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	bankruptcy of M&T (not including any of its subsidiaries).

The indenture for the JSDs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSDs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSDs may declare the entire principal and all accrued but unpaid interest on all JSDs to be due and payable immediately. If the indenture trustee or the holders of JSDs do not make such declaration and the JSDs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. Should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Capital Securities will have the right to do so.

If such a declaration occurs, the holders of not less than a majority of the aggregate principal amount of the outstanding JSDs can, subject to certain conditions (including, if the JSDs are held by the Trust or a trustee of the Trust, the consent of the holders of not less than a majority in aggregate liquidation amount of the Capital Securities), rescind the declaration. If the holders of the JSDs do not rescind such declaration and the JSDs are beneficially owned by the Trust or property trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Capital Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding JSDs may waive any past default, except:

•	a default in payment of principal or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the trustee); or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSD.

If the JSDs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the Capital Securities.

The holders of a majority in principal amount of the JSDs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

M&T is required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the JSDs are beneficially owned by the Trust or a trustee of the Trust, a holder of Capital Securities may institute a direct action against M&T if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism, subject to a market disruption event or it fails to make interest or other payments on the JSDs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSDs; or

•	suing M&T to enforce the property trustee’s rights under the JSDs.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Capital Securities without the consent of all such holders.

M&T will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the JSDs without the consent of the holders of at least a majority in aggregate principal amount of outstanding JSDs.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on M&T’s ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•	pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “— Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require M&T to repurchase or redeem or modify the terms of any of the JSDs upon a change of control or other event involving it that may adversely affect the creditworthiness of the JSDs.

The alternative payment mechanism, which is implemented through M&T’s covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require M&T to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSDs.

Distribution of Corresponding Assets

If the JSDs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSDs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Capital Securities — Optional Liquidation of Trust and Distribution of JSDs to Holders.”

If the JSDs are distributed to the holders of Capital Securities, M&T anticipates that the depositary arrangements for the JSDs will be substantially identical to those in effect for the Capital Securities. See “Book-Entry System.”

Trust Expenses

Pursuant to an expense agreement with the Trust, M&T agrees to pay, and reimburse the Trust for, the full amounts of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Capital Securities the amounts due such holders pursuant to the terms of the Capital Securities. This payment obligation will include any costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

Governing Law

The indenture and the JSDs will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of JSDs unless offered reasonable indemnification. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

Under the guarantee, M&T will guarantee certain payment obligations of the Trust. For a description of the terms of the guarantees, see “Guarantees” in the accompanying prospectus. The Trust Agreement provides that, by your acceptance of the Capital Securities, you agree to the provisions of the guarantee and the Junior Subordinated Indenture.

RELATIONSHIP AMONG CAPITAL SECURITIES, JUNIOR SUBORDINATED
DEBENTURES AND GUARANTEE

For a description of the relationship among the Capital Securities, the JSDs and the guarantee, see “Relationship among the Capital Securities and the Related Instruments” in the accompanying prospectus.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from M&T.

At or around the time of issuance of the Capital Securities, M&T will enter into a replacement capital covenant pursuant to which M&T will agree for the benefit of persons that buy or hold a specified series of its long-term indebtedness ranking senior to the JSDs (or in certain limited cases long-term indebtedness of M&T’s largest depositary institution subsidiary, which is currently M&T Bank) that it will not repay, redeem or purchase, nor will any of its subsidiaries purchase, any of the JSDs or the Capital Securities prior to  , 2048, unless:

•	M&T has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

•	the applicable percentage of the aggregate amount of net cash proceeds M&T and its subsidiaries have received from the sale to persons other than M&T and its subsidiaries of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to M&T’s dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities” to persons other than M&T and its subsidiaries; plus

•	the applicable percentage of the market value of any common stock that M&T or any of its subsidiaries has delivered to persons other than M&T and its subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than M&T and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which M&T or any of its subsidiaries has received equity credit from any rating agency;

in each case within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); provided that the foregoing restrictions shall not apply to (i) the purchase of the JSDs or Capital Securities or any portion thereof by subsidiaries of M&T in connection with the distribution thereof or market-making or other secondary-market activities or (ii) to any distribution of the JSDs to holders of the Capital Securities upon a dissolution of the Trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by M&T of the JSDs as well as the satisfaction and discharge of its obligations under the indenture with respect to the JSDs. The replacement capital covenant will apply to any further issues of JSDs pursuant to the indenture.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the JSDs occurs. Furthermore, M&T will be released from all its obligations under the replacement capital covenant if it sells, conveys, transfers or otherwise disposes of all or substantially all its assets to any person and (i) such person assumes all the obligations of M&T under the indenture governing the then applicable series of long-term indebtedness and the indenture for the JSDs, (ii) such person assumes all the obligations of M&T under the replacement capital covenant and (iii) M&T is released from its obligations under the indenture governing the then applicable series of long-term indebtedness and the indenture for the JSDs.

M&T’s ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of JSDs or Capital Securities will depend on, among other things, legal and regulatory requirements, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is M&T’s Floating Rate Junior Subordinated Debentures due July 15, 2029 underlying the Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities issued by Allfirst, which have CUSIP No. 01852FAC7. The replacement capital covenant includes provisions requiring M&T to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy or hold the specified series of long-term indebtedness. It may not be enforced by the holders of the Capital Securities or the JSDs. M&T may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, M&T has been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in M&T’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of M&T has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of M&T has delivered to the holders of the then effective series of covered debt a written certificate to that effect

M&T may generally amend or supplement the replacement capital covenant without the consent of the holders of the JSDs.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Capital Securities. The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Capital Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSDs may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of JSDs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Capital Securities or JSDs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Capital Securities are required to be printed and delivered. M&T may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Capital Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of M&T, the Trust, the trustees of the Trust or any agent for M&T or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither M&T nor the Trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Trust Agreement, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that M&T and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you purchase Capital Securities in the initial offering at the original issue price and will hold the Capital Securities as capital assets. This summary does not purport to be a comprehensive description of all the tax consequences that may be relevant to a decision to purchase the subordinated debentures by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold Capital Securities as a position in a “straddle” or as a “hedge,” conversion transaction or other integrated investment transaction, tax-exempt organization, partnership or partner therein, or a person (other than a “Non-U.S. Holder,” as defined below) whose “functional currency” is not the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Capital Securities may differ from the treatment described below.

You should consult your tax adviser about the tax consequences of holding Capital Securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, non-U.S. or other tax laws.

Classification of the JSDs

In connection with the issuance of the JSDs, Cleary Gottlieb Steen & Hamilton LLP, our special tax counsel, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, under current law and assuming full compliance with the terms of the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the JSDs held by the Trust will be classified for U.S. federal income tax purposes as our indebtedness. An opinion of counsel is not binding on the IRS or a court, and it is possible that the IRS or a court would reach a different conclusion as to the proper characterization of the JSDs for U.S. federal income tax purposes. Prospective investors should also note that no rulings have been or are expected to be sought from the IRS with respect to any of the issues addressed by such opinion.

We agree, and by acceptance of a Capital Security, each beneficial owner of a Capital Security agrees, to treat the JSDs as our debt for U.S. federal income tax purposes, and the remainder of this discussion assumes this to be the case.

Classification of the Trust

In connection with the issuance of the Capital Securities, Cleary Gottlieb Steen & Hamilton LLP will render its opinion that, under then current law and assuming full compliance with the terms of the amended trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the JSDs. Each U.S. holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those JSDs.

U.S. Holders

For purposes of the discussion under this heading “U.S. Holders,” you will be a U.S. holder if you are the beneficial owner of a Capital Security and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Capital Securities.

Interest Income and Original Issue Discount.  Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood that we would exercise our option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, we believe that, although the matter is not free from doubt, the JSDs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. holder of Capital Securities should include in gross income such U.S. holder’s allocable share of interest on the JSDs in accordance with such U.S. holder’s method of tax accounting.

Under the regulations, if the possibility that we would exercise our option to defer any payment of interest was determined not to be “remote,” or if the option was properly determined to be “remote” but we subsequently exercised such option, the JSDs would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the JSDs would thereafter be treated as OID as long as the JSDs remained outstanding. In such event, all of a U.S. holder’s taxable interest income relating to the JSDs would constitute OID that would have to be included in income on a constant yield basis before the receipt of the cash attributable to the interest, regardless of the U.S. holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a U.S. holder of Capital Securities would be required to include OID in gross income even though we would not make any actual cash payments during a deferral period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the Capital Securities will constitute interest or OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any distributions on the Capital Securities, and individual holders will not be entitled to the lower income tax rate that applies to certain dividends in respect of those distributions.

Sale, Exchange or Other Disposition of Capital Securities.  Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a Capital Security, a U.S. holder will be considered to have disposed of all or part of its ratable share of the JSDs. Such U.S. holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the disposition of such Capital Securities. A U.S. holder’s adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the JSDs are deemed to be issued with OID, a U.S. holder’s tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date that the JSDs were deemed to be issued with OID. Gain or loss from the disposition of the Capital Securities generally will be capital gain or loss, except to the extent of any accrued interest relating to such U.S. holder’s ratable share of the JSDs required to be included in income, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Receipt of JSDs or Cash Upon Liquidation of the Trust.  Under the circumstances described in this prospectus supplement, JSDs may be distributed to holders in exchange for Capital Securities upon the liquidation of the Trust. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each U.S. holder, and each U.S. holder would receive an aggregate tax basis in the JSDs equal to such holder’s aggregate tax basis in its Capital Securities. A U.S. holder’s holding period in the JSDs received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. See “Description of the Capital Securities — Optional Liquidation of Trust and Distribution of JSDs to Holders” in this prospectus supplement.

Under the circumstances described in this prospectus supplement, the JSDs may be redeemed by us for cash and the proceeds of such redemption distributed by the Trust to holders in redemption of their Capital Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities. Accordingly, a U.S. holder would recognize gain or loss as if it had sold such redeemed Capital Securities for cash. See “Description of the Capital Securities — Redemption” in this prospectus supplement and “— Sale, Exchange or Other Disposition of Capital Securities” above.

Trust Expenses.  For individual taxpayers, deductions for trust expenses may be subject to limitations or may not be allowed for purposes of the alternative minimum tax.

Non-U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that may apply to you if you are a Non-U.S. Holder of the Capital Securities. The term “Non-U.S. Holder” means a beneficial owner of an Capital Securities that is not a U.S. holder.

Under current U.S. federal income tax law, while not free from doubt,

(a) payment on a Capital Security by us or any paying agent to a holder that is a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to interest payments, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation directly or constructively related to us through stock ownership and (ii) the beneficial owner provides a statement signed under penalty of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder); and

(b) a holder of a Capital Security that is a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of the Capital Securities, unless, in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

Backup Withholding and Information Reporting

Payments made to certain U.S. Holders on the Capital Securities will be subject to United States information reporting requirements. In addition, certain U.S. Holders may be subject to United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the relevant paying agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a disposition of the Capital Securities. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability, provided that you furnish the required information to the United States Internal Revenue Service.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies, or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. M&T and the underwriters may be considered a party in interest or disqualified person with respect to a plan to the extent M&T, the underwriters or any of their respective affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA, the assets of the Trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

Under an exception in the plan assets regulation, the assets of the Trust would not be deemed to be “plan assets” of investing plans if the Capital Securities are “publicly offered securities” for purposes of the plan assets regulation. “Publicly offered securities” are securities which are widely held (i.e., owned by more than 100 investors independent of the issuer and of each other), freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then timely registered under the Exchange Act. Although no assurance can be given, it is expected that the Capital Securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception, and therefore that the assets of the Trust will not constitute “plan assets” of an investing plan.

All of the common securities will be purchased and held by M&T. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if M&T were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Capital Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10)) of the Code.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Capital Securities or any interest in the Capital Securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan or a governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” or any such plan or governmental, church or foreign plan or (ii) its purchase and holding of Capital Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers of Capital Securities have the exclusive responsibility for ensuring that their purchase and holding of the Capital Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

M&T Bank Corporation, M&T Capital Trust IV and the underwriters named below have entered into an underwriting agreement with respect to the Capital Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Capital Securities indicated in the following table. Citigroup Global Markets Inc. and UBS Securities LLC are the representatives of the underwriters.

Number of
Capital
Underwriters	Securities

Citigroup Global Markets Inc.
UBS Securities LLC
Merrill Lynch, Pierce Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC

Total

The underwriters are committed to take and pay for all of the Capital Securities being offered, if any are taken.

In view of the fact that the proceeds from the sale of the Capital Securities and the Trust’s common securities will be used to purchase the JSDs issued by M&T, the underwriting agreement provides that M&T will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

Paid by
M&T

Per Capital Security(1)	$
Total	$

(1)	Underwriting commissions of $ per Capital Security will be paid by M&T; provided that for sales to certain institutions, the amount will be $ per Capital Security.

Capital Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Capital Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $      per Capital Security (or $   for sales to certain institutions) from the initial public offering price. Any such securities dealers may resell any Capital Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $      per Capital Security (or $      for sales to certain institutions) from the initial public offering price. If all the Capital Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Capital Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the closing date, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities (except for (x) the Capital Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities) or any JSDs, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Capital Securities, the JSDs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or M&T, except with the prior written consent of the representatives.

Prior to this offering, there has been no public market for the Capital Securities being offered. The Trust intends to apply to list the Capital Securities on the New York Stock Exchange. If approved, M&T expects trading of the Capital Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Capital Securities on the New York Stock Exchange, the underwriters have undertaken to sell Capital Securities to a minimum of 400 beneficial owners.

In connection with the offering, the underwriters may purchase and sell the Capital Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Capital Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the Capital Securities made for the purpose of preventing or retarding a decline in the market price of the Capital Securities while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Capital Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Capital Securities. As a result, the price of the Capital Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

It is expected that delivery of the Capital Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the     business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capital Securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the Capital Securities initially will settle on the business day following the day of pricing (“T+ ”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of Capital Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), except to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to M&T; and

(c) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Capital Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Capital Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Capital Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Capital Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by M&T of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Capital Securities to the public” in relation to any Capital Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Capital Securities to be offered so as to enable an investor to decide to purchase or subscribe the Capital Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The offering of the Capital Securities is being made in compliance with NASD Conduct Rule 2810. Under Rule 2810, none of the named underwriters is permitted to sell Capital Securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

M&T estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $     .

M&T has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to M&T, for which they have in the past received, and may in the future receive, customary fees and expenses.

VALIDITY OF SECURITIES

The validity of the Capital Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the JSDs and the guarantee will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
M&T BANK CORPORATION
$3,000,000,000

Debt Securities Preferred Stock Depositary Shares Common Stock Warrants of M&T BANK CORPORATION	Capital Securities of M&T CAPITAL TRUST IV M&T CAPITAL TRUST V M&T CAPITAL TRUST VI (Fully and unconditionally guaranteed as described herein by M&T Bank Corporation)
      We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currency or currency units). We may also issue common stock or other of the listed securities upon the exchange, conversion or exercise of the listed securities. We will describe specific terms of the securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
      M&T Bank Corporation’s common stock is traded on the New York Stock Exchange under the symbol “MTB.”
      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus is dated February 14, 2005.

ABOUT THIS DOCUMENT
      This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
      Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax considerations relevant to the securities being offered.
      M&T Bank Corporation is a New York corporation, which we refer to in this prospectus as “M&T”. M&T Capital Trust IV, M&T Capital Trust V and M&T Capital Trust VI are statutory trusts created under Delaware law. We refer to each trust separately as an “Issuer Trust” and we refer to them together as the “Issuer Trusts”. Together, we have filed a registration statement with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currencies or currency units).

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean M&T.
      Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”
      When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.
      M&T and the Issuer Trusts may sell securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by M&T or an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates. If M&T, directly or through agents, solicits offers to purchase the securities, M&T reserves the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
      A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to M&T and each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. M&T also maintains a Web site (http://www.mandtbank.com) where information about M&T and its subsidiaries can be obtained. The information contained in the M&T Web site is not part of this prospectus.
      In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
      We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be furnished under Items 2.02 and 7.01 of Form 8-K) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Current Reports on Form 8-K, filed on January 12, January 13, February 18, March 11, April 20, July 8, July 12, October 12, and December 20, 2004, and on January 7 and January 11, 2005 (other than those portions furnished under Items 2.02, 7.01, 9 or 12); and

•	The description of M&T’s common stock and preferred stock contained in the Form 8-A that was filed on May 20, 1998.
      You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
(716) 842-5445
      No separate financial statements of any Issuer Trust are included in this prospectus. M&T and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures (as defined under the heading “The Issuer Trusts”) of M&T and issuing the trust securities. Furthermore, taken together, M&T’s obligations under each series of corresponding junior subordinated debentures, the indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust on a junior subordinated basis. For a more detailed discussion, see “The Issuer Trusts,” “Capital Securities and Related Instruments,” “Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures” and “Guarantees.” In addition, in accordance with Rule 12h-5 under the Securities Exchange Act of 1934, M&T does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.
FORWARD-LOOKING STATEMENTS
      This prospectus and each prospectus supplement contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to” or other similar words. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus, the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus.
      These forward-looking statements are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.
      Future Factors include:

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	credit losses;

•	sources of liquidity;

•	common shares outstanding;

•	common stock price volatility;

•	fair value of and number of stock options to be issued in future periods;

•	legislation affecting the financial services industry as a whole, and/or M&T and its subsidiaries individually or collectively;

•	regulatory supervision and oversight, including required capital levels;

•	increasing price and product/service competition by competitors, including new entrants;

•	rapid technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products/services;

•	containing costs and expenses;

•	governmental and public policy changes, including environmental regulations;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	the outcome of pending and future litigation and governmental proceedings;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support our future businesses; and

•	the impact of acquisition activity, including material differences in the actual financial results of merger and acquisition activities compared to our initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
      These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic conditions, including interest rate and currency exchange rate fluctuations, and other Future Factors.
M&T BANK CORPORATION
      M&T is a New York corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (which we refer to in this prospectus as the “BHCA”) and under Article III-A of the New York Banking Law (which we refer to in this prospectus as the “Banking Law”). M&T’s principal executive offices are located at One M&T Plaza, Buffalo, New York 14203. M&T was incorporated in 1969 as the parent holding company for Manufacturers and Traders Trust Company (which is also known as “M&T Bank”), a New York-chartered, Buffalo-based bank that traces its origins to the mid-19th century. As of September 30, 2004, M&T Bank represented approximately 99% of the consolidated assets of M&T.
      As of September 30, 2004, M&T had, on a consolidated basis, total assets of approximately $52.9 billion, total deposits of approximately $35.0 billion and total shareholders’ equity of approximately $5.7 billion. M&T Bank currently has over 650 branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, the District of Columbia and the Cayman Islands and a leading position in the mid-Atlantic region of the United States. Through M&T Bank and its other subsidiaries, M&T offers a wide range of commercial banking, trust and investment services to its customers.
      M&T from time to time considers acquiring banks, thrifts, bank offices or other businesses within markets currently served by M&T or in other locations that would complement M&T’s business or its geographic reach. M&T has pursued acquisition opportunities in the past, continues to review different opportunities, including the possibility of major acquisitions, and intends to continue this practice.
USE OF PROCEEDS
      We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our subsidiaries;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.
      Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
      Each Issuer Trust will invest all proceeds received from any sale of its capital securities in junior subordinated debentures to be offered by M&T in connection with any offering of capital securities. Except as may be set forth in a prospectus supplement, M&T will use the net proceeds from the sale of the junior subordinated debentures to each Issuer Trust for the purposes described above.
      Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.
CONSOLIDATED EARNINGS RATIOS
      The following table provides M&T’s consolidated ratios of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements:

	Nine Months
	Ended
	September 30		Years Ended December 31,

	2004		2003	2002	2001	2000	1999

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	4.78	x	4.22	3.72	2.59	2.29	2.81
Including interest on deposits	2.88	x	2.56	2.12	1.58	1.46	1.55
CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
Excluding interest on deposits	4.78	x	4.22	3.72	2.59	2.29	2.81
Including interest on deposits	2.88	x	2.56	2.12	1.58	1.46	1.55

      For purposes of computing both the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:

•	earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

•	pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.
      Effective January 1, 2003, M&T began recognizing expense for stock-based compensation using the fair value based method of accounting described in Statement of Financial Accounting Standards (which we refer to in this prospectus as “SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended. M&T has chosen the retroactive restatement method described in SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” which amended SFAS No. 123. As a result, financial information for all prior periods presented above have been restated to reflect the salaries and employee benefits expense that would have been recognized had the recognition provisions of SFAS No. 123 been applied to all awards granted to employees after January 1, 1995.
REGULATORY CONSIDERATIONS
      We are extensively regulated under both federal and state law. M&T is a bank holding company under the BHCA. As such, the Board of Governors of the Federal Reserve System (which we refer to in this prospectus as the “Federal Reserve Board”) regulates, supervises and examines M&T and our nonbank subsidiaries. Each of our banking affiliates has deposit insurance provided by the Federal Deposit Insurance Corporation through either the Bank Insurance Fund or the Savings Association Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to M&T, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the New York State Banking Department, which regulates us and M&T Bank, the Office of the Comptroller of the Currency, which regulates the activities of M&T Bank, N.A. and the SEC, which regulates the activities of certain subsidiaries engaged in securities-related businesses. Depository institutions, like our bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters.
      Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.
      M&T Bank has a number of nonbank subsidiaries. These subsidiaries are subject to the laws and regulations of both the federal government and the various states in which they conduct business, as well as certain self regulatory organizations. For example, M&T Bank’s brokerage subsidiary is regulated by the SEC, the National Association of Securities Dealers, Inc. and state securities regulators. M&T Mortgage Corporation also is subject to state regulation in the states in which it operates. M&T Trust Company of Delaware, a nondepository trust company, is regulated by the Office of the State Bank Commissioner of Delaware.

      On April 1, 2003, we issued common stock representing approximately 22.5% of our outstanding common stock (after such issuance) to Allied Irish Banks, p.l.c. (which we refer to in this prospectus as “AIB”) in connection with our acquisition of Allfirst Financial, Inc. (which we refer to in this prospectus as “Allfirst”). As a result of AIB’s shareholdings of M&T common stock, AIB is M&T’s bank holding company for purposes of the BHCA and for purposes of Article III-A of the Banking Law. For a discussion of certain consequences relating thereto, as well as certain undertakings that AIB has made in connection therewith, please see the section entitled “Certain Post-Closing Bank Regulatory Matters” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus.

DEBT SECURITIES
      The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Forms of the senior indenture and the subordinated indenture have been filed as exhibits to our SEC registration statement. Whenever particular defined terms of the senior indenture or the subordinated indenture (each as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      Senior debt securities will be issued in one or more series under an indenture to be entered into between M&T and a trustee. This indenture is referred to as the “senior indenture” and this trustee is referred to as the “senior trustee.” Subordinated debt securities will be issued under an indenture to be entered into between M&T and a trustee. This indenture is referred to as the “subordinated indenture” and this trustee is referred to as the “subordinated trustee.” The senior indenture and the subordinated indenture are also referred to together as the “indentures,” and the senior trustee and subordinated trustee are referred to together as the “trustees.” The trustees will be identified in applicable prospectus supplements.
      The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities that may be issued under the indentures. They provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at a premium, at par or at a discount. The indentures do not limit the amount of other debt that we may issue and do not contain financial or similar restrictive covenants. We expect from time to time to incur additional “senior indebtedness” and “other financial obligations” (each as defined below). The indentures do not prohibit or limit additional senior indebtedness or other financial obligations. Each indenture provides that there may be more than one trustee under the indenture with respect to different series of debt securities.
      Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Claims on our subsidiary banks by creditors other than us include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.
      The particular terms of any debt securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities and the percentage of principal amount at which they may be issued;

•	the date on which the principal of the debt securities must be paid;

•	the interest rates per annum of the debt securities, the methods of determining these rates, the dates from which the interest will accrue, the interest payment dates, the regular record date for the interest payable on any interest payment date, the person to whom any payment must be made, if other than the person in whose name that debt security is registered on the regular record date for such interest, and the payment method of any interest payable on a global debt security on an interest payment date;

•	if other than the location specified in this prospectus, the place where any principal, premium or interest on the debt securities must be paid;

•	any redemption and any mandatory or optional sinking fund provisions;

•	any repayment provision;

•	if other than denominations of integral multiples of $1,000, the denominations in which the debt securities will be issued;

•	if other than the principal amount, the portion of the debt securities’ principal amount that will be payable upon an acceleration of their maturity;

•	the currency or currency unit of payment of principal, premium, if any, and interest on the debt securities, and any index used to determine the amount of payment of principal, premium, if any, and interest on these debt securities;

•	whether the debt securities will be issued in permanent global form and, in such case, the initial depository and the circumstances under which such permanent global debt security may be exchanged;

•	whether the subordination provisions summarized below or other subordination provisions, including a different definition of “senior indebtedness,” “entitled persons” or “other financial obligations” will apply to the debt securities;

•	the terms and conditions of any obligation or right of M&T or a holder to convert or exchange debt securities into other securities; and

•	any other key aspects of the debt securities not specified in this prospectus.

      Unless otherwise described in the applicable prospectus supplement, principal, premium, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.
      Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. As permitted by the indenture, unless otherwise described in the applicable prospectus supplement, the debt securities will be issued in permanent global form. See “Issuance of Global Securities.” No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment to cover any tax or other governmental charge payable in connection with a transfer or exchange.
      Both senior debt securities and subordinated debt securities may be issued as “original issue discount securities” (as defined below) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations that apply to any original issue discount securities will be summarized in the applicable prospectus supplement. The term “original issue discount security” means any security that provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity.
      We refer to the applicable prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon a continuing “event of default” (as defined below).
Subordination of the Subordinated Debt Securities
      Our obligation to make any payment of principal or interest on subordinated debt securities will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of our senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture to mean the principal of (and premium, if any) and interest on:

•	all our “indebtedness for money borrowed,” including indebtedness of others guaranteed by us, other than the subordinated debt securities, whether outstanding on the date of execution of the indenture or incurred afterward, except indebtedness that by its terms expressly is not superior in payment right to the subordinated debt securities or ranks equal to the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such indebtedness.
Senior indebtedness of M&T presently includes:

•	any borrowings under the $30 million credit facility under a Credit Agreement dated as of December 15, 2000 with Citibank, N.A. (which we refer to in this prospectus as the “Credit Facility”);

•	any outstanding commercial paper issued by M&T;

•	M&T’s guarantee of the 6.5% Senior Medium Term Notes due 2008 issued by Keystone Financial Mid-Atlantic Funding Corp.
The following subordinated debt of M&T, assumed in connection with the merger of Allfirst into M&T on April 1, 2003, is not considered to be senior indebtedness of M&T, is subordinate to senior debt securities and ranks on a parity with subordinated debt securities:

•	7.20% Subordinated Notes due July 1, 2007; and

•	6.875% Subordinated Notes due June 1, 2009.
The following indebtedness of M&T is not considered to be senior indebtedness of M&T and is subordinate to both senior debt securities and subordinated debt securities:

•	Floating Rate Junior Subordinated Debentures due January 15, 2027;

•	Floating Rate Junior Subordinated Debentures due February 1, 2027;

•	8.234% Junior Subordinated Debentures due February 1, 2027;

•	9.25% Junior Subordinated Debentures due February 1, 2027;

•	8.277% Junior Subordinated Debentures due June 1, 2027; and

•	Floating Rate Junior Subordinated Debentures due July 15, 2029.
The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, M&T for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any capitalized lease obligations; and

•	any deferred obligation for payment of the purchase price of any property or assets.
      The payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, in certain events of insolvency, the payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, also be effectively subordinate in payment right to the prior payment of all other financial obligations. Upon any payment or distribution of assets to creditors in case of our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated debt securities (defined in the subordinated indenture as “excess proceeds”) and at that time, any “entitled persons” (as defined below) in respect of other financial obligations have not received payment of all amounts due on such other financial obligations, then such excess proceeds will first be applied to pay these other financial obligations before any payment may be applied to subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities.
      Because of this subordination in favor of senior indebtedness holders, in the event of insolvency, our creditors who are not holders of senior indebtedness or subordinated debt securities may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated debt security holders.
      Unless otherwise specified with respect to a series of subordinated debt securities in the related prospectus supplement:

•	“Other financial obligations” means all obligations of M&T to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as:

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts; and

•	commodity option contracts; and

•	similar financial instruments;
other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities.

•	“Entitled persons” means any person who is entitled to payment under the terms of other financial obligations.
      Our obligations under subordinated debt securities will rank equal in right of payment with each other, subject to the obligations of subordinated debt security holders to pay over any excess proceeds to entitled persons in respect of other financial obligations, unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities.
Conversion or Exchange
      If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares.

The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.
Defaults
      Senior Debt Securities. The following events will be “events of default” with respect to each series of senior debt securities:

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us to deposit any sinking fund payment when due in respect of that series;

•	failure by us for 90 days in performing any other covenant or warranty in the senior indenture (other than a covenant or warranty solely for the benefit of another series of senior debt securities) after:

•	we are given written notice by the senior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the senior trustee;

•	bankruptcy, insolvency or reorganization of us or one of our principal subsidiary banks; and

•	any other event of default provided for that series.
      A “principal subsidiary bank” is any subsidiary (as defined in the senior indenture) that is a bank (as defined in the senior indenture) and that has total assets equal to 50% or more of our consolidated assets, determined as of the date of the most recent financial statements of such entities, or any other subsidiary bank designated as a principal subsidiary bank by our board of directors. At present, our only principal subsidiary bank is M&T Bank.
      If an event of default for senior debt securities of any series outstanding has occurred and is continuing, either the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. However, no such declaration is required with respect to an event of default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding senior debt securities of the series affected.
      Any annulment or waiver so effected will be binding on all holders of securities of that series.
      In the event of our bankruptcy, insolvency or reorganization, senior debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior debt securities of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability.
      We will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture.
      Subordinated Debt Securities. The payment of principal of the subordinated debt securities may be accelerated only upon an event of default (as defined below) specified in the subordinated indenture or in the specific terms of a series of subordinated debt securities (which will be described in the related prospectus supplement). These events are more limited than the events of default described above with respect to senior debt securities. In particular, there is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in performance of any covenants in the subordinated indenture.
      With respect to each series of subordinated debt securities, an “event of default” includes certain events involving our bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any subsidiary). With respect to a particular series of subordinated debt securities, additional events of default may be provided, in which case they will be described in the related prospectus supplement.
      With respect to each series of subordinated debt securities, the subordinated indenture defines a “default” to include:

•	any event of default;

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us for 90 days in performing any other covenant or warranty in the subordinated indenture (other than a covenant or warranty solely for the benefit of other series of subordinated debt securities) after:

•	we are given written notice by the subordinated trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the subordinated trustee; or

•	any other default provided for that series.
      If an event of default for subordinated debt securities of any series outstanding has occurred and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding subordinated debt securities of the series affected.
Any annulment or waiver so effected will be binding on all holders of securities of that series.
      If a default with respect to subordinated debt securities of any series occurs and is continuing, the subordinated trustee may in its discretion proceed, at the sole expense of M&T, to protect and enforce its rights and the rights of the holders of subordinated debt securities of such series by such appropriate judicial proceedings as the subordinated trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the subordinated indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.

      In the event of our bankruptcy, insolvency or reorganization, subordinated debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The subordinated indenture contains a provision entitling the subordinated trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding subordinated debt securities series before proceeding to exercise any right or power under the subordinated indenture at the holders’ request. The holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any trust or other power conferred on the subordinated trustee, with respect to the subordinated debt securities of such series. The subordinated trustee, however, may decline to act if that direction is contrary to law or the subordinated indenture or would involve the subordinated trustee in personal liability.
      We will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture.
Modification and Waiver
      We may modify or amend an indenture with the consent of the relevant trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding debt security issued under an indenture that would be affected, we may not amend or modify an indenture to do any of the following:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•	reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the currency or currency unit in which, any principal, premium or interest on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults.
      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive, insofar as that series is concerned:

•	our compliance with a number of restrictive provisions of the relevant indenture; and

•	any past default with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding debt security of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding debt security holder consenting.
      Any waiver so effected will be binding on all holders of debt securities of that series.

      Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding debt securities for quorum purposes:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding debt securities denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the bullet point above.
International Offering
      If specified in the applicable prospectus supplement, we may issue debt securities outside the United States of America. Those debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States of America, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
      We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States of America (1) may be subject to certain selling restrictions, (2) may be listed on one or more foreign stock exchanges and (3) may have special U.S. federal income tax and other considerations applicable to an offering outside the United States of America.
Consolidation, Merger and Sale of Assets
      The indentures provide that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•	the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets, (1) is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of any other covenants under the relevant indenture; and

•	immediately after giving effect to the transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, will have occurred and be continuing under the relevant indenture.
Restrictive Covenants
      Disposition of Voting Stock of Certain Subsidiaries. The terms of the senior indenture provide that, for so long as any senior debt securities are issued and outstanding, we may not sell or otherwise dispose of, or permit the issuance of, any shares of voting stock or any security convertible or exercisable into shares of voting stock of a principal subsidiary bank of ours or any subsidiary of ours which owns a controlling interest in a principal subsidiary bank. As of the date of this prospectus, M&T Bank is our only principal subsidiary bank. Any future designation of a banking subsidiary as a principal subsidiary bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid.
      This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger of, or consolidation of, a principal subsidiary bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving that merger or consolidation, not less than the percentage of voting stock we held in the principal subsidiary bank prior to that action;

•	if that disposition or issuance is for fair market value as determined by our board of directors (or committee thereof), and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of that principal subsidiary bank or any subsidiary which owns a principal subsidiary bank;

•	if a principal subsidiary bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal subsidiary bank we owned prior to that sale; or

•	if we or a subsidiary pledges or creates a lien on the voting stock of a principal subsidiary bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.
      Limitation upon Liens on Certain Capital Stock. Except as provided above, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal subsidiary bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal subsidiary bank.
      This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.
Defeasance and Discharge
      The indentures provide that the terms of any series of debt securities may allow us to terminate some of our obligations with respect to the debt securities of that series (this procedure is often referred to as “defeasance”) by depositing with the applicable trustee as trust funds a combination of money and U.S. government obligations or foreign government obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the securities of such series as they come due.
      Defeasance is permitted only if, among other things, we deliver to the trustee an opinion of counsel substantially in the form described in the relevant indenture to the effect that the holders of the debt securities of that series will have no U.S. federal income tax consequences as a result.
      This termination will not relieve us of our obligation to pay when due the principal of, premium, if any, and interest on the debt securities of that series if the debt securities of that series are not paid from the money, foreign government obligations or U.S. government obligations held by the applicable trustee for the purpose of making these payments.
      Unless specified in the applicable prospectus supplement, these defeasance provisions of the applicable indenture will apply to each series of debt securities.

Title
      M&T, the trustees and any of their agents may treat the registered owner of any debt security as the absolute owner of that security, whether or not that debt security is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities.”
Governing Law
      The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustees
      A trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each will be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other, and any action to be taken by the “trustee” may then be taken by any trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
      In the normal course of business, M&T and its subsidiaries may conduct banking transactions with the trustees, and the trustees may conduct banking transactions with M&T and its subsidiaries.
PREFERRED STOCK
      The following briefly summarizes the material terms of M&T’s preferred stock, other than pricing and related terms to be disclosed in the applicable prospectus supplement. You should read the particular terms of any series of preferred stock offered by M&T which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of M&T’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the participant series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. M&T’s restated certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, $1 par value. As of the date of this prospectus, there were no shares of preferred stock outstanding.
      Under M&T’s restated certificate of incorporation, the board of directors of M&T is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the designation of the series;

•	the number of shares to comprise the series;

•	the dividend rate or rates payable with respect to the shares of the series;

•	the redemption price or prices;

•	the voting rights; and

•	any other relative rights, preferences and limitations pertaining to the series.
      Prior to the issuance of any series of preferred stock, the board of directors of M&T will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation.

      The rights of holders of any series of preferred stock offered may be adversely affected by the rights of holders of any other series of preferred stock. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of M&T and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by M&T may have the effect of rendering more difficult or discouraging an acquisition of M&T deemed undesirable by the board of directors of M&T.
      Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities.” In such case, a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock where the holder is otherwise a bank holding company, may then be regulated as a “bank holding company” with respect to M&T in accordance with the BHCA. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.
      Before redeeming any shares of preferred stock, M&T will obtain the approval of the Federal Reserve Board if then required by applicable law.
      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of M&T unless otherwise provided in the applicable certificate of designation.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
      Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of M&T out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of M&T or, if applicable, the records of the depositary referred to below under “Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
      M&T may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
      Similarly, M&T may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of M&T ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
      The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of M&T’s common stock.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of M&T or the holder thereof and may be mandatorily redeemed.
      Any partial redemptions of preferred stock will be made in a way described in the applicable prospectus or, if not so described, in a way that the board of directors decides is equitable.
      Unless M&T defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of M&T, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of M&T on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from M&T after they have received their full liquidation preference.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.
DEPOSITARY SHARES
      The following description summarizes the material provisions of the deposit agreement, the depositary shares and the depositary receipts. This description is not complete, and is qualified in its entirety by reference to the deposit agreement and depositary receipts for the depositary shares corresponding to any particular series of preferred stock. The form of the deposit agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.
General
      We may offer fractional interests in shares of preferred stock, instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public. The depositary shares will represent the fractional interest of a share of preferred stock of the series underlying the corresponding series of depositary shares.
      The shares of a preferred stock series underlying depositary shares will be deposited under a separate deposit agreement between M&T and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the underlying series of preferred stock, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
      Depositary shares will be evidenced by one or more depositary receipts issued under a deposit agreement.
      Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and other Distributions
      The depositary will distribute all cash dividends or other cash distributions on the underlying preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.
      If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.
      Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we provide to preferred stockholders of the underlying series will be made available to depositary shareholders.
Withdrawal of Stock
      Upon surrender of depositary receipts at the depositary’s office, a holder of depositary shares will be entitled to the number of whole shares of the underlying preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation
      Any terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.
Voting
      Upon receiving notice of any meeting at which holders of the underlying series of preferred stock are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders corresponding to that series of preferred stock. Each such depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the underlying shares of preferred stock. The depositary will vote those underlying preferred stock shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to the underlying preferred stock, it will abstain from voting those shares, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of Depositary Agreement
      We may change the form of the depositary receipt and the relevant deposit agreement with the consent of the depositary. Certain changes that significantly affect the rights of the depositary shareholders also require the consent of a majority of the outstanding depositary shareholders. The deposit agreement allows us or the depositary to terminate our obligations with respect to the deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.
Charges of Depositary
      We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
      Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to preferred stockholders of the underlying series.
      Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of M&T and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.
Title
      M&T, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities.”

Resignation and Removal of Depositary
      A depositary may resign at any time by delivering to us notice of its election, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.
COMMON STOCK
      The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our restated certificate and bylaws as well as the New York Business Corporation Law. Our restated certificate and bylaws are, and any amendments to them will be, incorporated by reference in our SEC registration statement.
General
      The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the common stock which are not inconsistent with the provisions of our restated certificate of incorporation.
      The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued or may be issued in the future.
Authorized Common Stock
      Our restated certificate authorizes 250,000,000 shares of common stock, par value $0.50 per share. As of September 30, 2004, 116,166,024 shares of common stock were outstanding. Our common stock is traded on the New York Stock Exchange under the symbol “MTB.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.
Voting Rights
      Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividends
      Holders of common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends. The board of directors has in the past declared and paid regular dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the board of directors determines from time to time.
      Most of the revenues of M&T available for payment of dividends derive from amounts paid to it by its subsidiaries. Under applicable banking law, the total of all dividends declared in any calendar year by each of our bank subsidiaries may not, without applicable regulatory approvals, exceed the aggregate of such bank’s net income and retained net income for the current year and the preceding two years.
      If, in the opinion of the federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the agency may require that the bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. In addition, the federal bank regulatory agencies have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Finally, federal and state regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company or savings association under their jurisdiction. Compliance with the standards set forth in these guidelines could limit the amount of dividends that we and our affiliates may pay in the future.
      Under the terms of the junior indenture, we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our common stock or preferred stock if, at that time, there is a default under the junior indenture or a related guarantee or M&T has delayed interest payments on the securities issued under the junior indenture. For a more detailed discussion of the junior indenture, see “Junior Subordinated Debentures.”
      M&T currently has outstanding $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due January 15, 2027, $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due February 1, 2027, $154.64 million aggregate liquidation amount of 8.234% junior subordinated debentures due February 1, 2027, $61.86 million aggregate liquidation amount of 9.25% junior subordinated debentures due February 1, 2027, $103.09 million aggregate liquidation amount of 8.277% junior subordinated debentures due June 1, 2027, and $105.31 million aggregate liquidation amount of floating rate junior subordinated debentures due July 15, 2029. The terms of these debentures permit M&T to defer interest payments on the debentures for up to five years. If M&T defers interest payments on these debentures, M&T may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock or preferred stock;

•	redeem any of its common stock or preferred stock; or

•	purchase or acquire any of its common stock or make a liquidation payment on any of its common stock or preferred stock.
Rights upon Liquidation
      In the event of our liquidation, dissolution or winding up, the holders of common stock would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders (including holders of depositary shares) the full preferential amount to which those security holders are entitled.
Changes of Control
      Certain Provisions of New York Law. The New York Business Corporation Law restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock (“acquiring person”) for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation’s board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation’s board of directors or by a majority of the outstanding voting stock not beneficially owned by the acquiring person or certain “fair price” conditions have been met. Under the provisions of the statute, M&T may amend its by-laws by a vote of the shareholders to elect not to be governed by this statute. The by-laws of M&T have been so amended and M&T is not currently governed by this statute.
      Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•	within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as M&T, generally would constitute the acquisition of control.
      In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. A company’s obtaining “control” of M&T would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management and policies.
Miscellaneous
      Holders of common stock do not have any preferential or preemptive right with respect to any securities of M&T or any conversion rights. The common stock is not subject to redemption. The transfer agent and registrar for the common stock is M&T Bank, Buffalo, New York.
Rights Relating to AIB’s Ownership of Common Stock
      Board Representation. The M&T bylaws (with respect to M&T) and the bylaws of M&T Bank (with respect to M&T Bank) provide that, as long as AIB remains a significant shareholder of M&T, AIB will have certain representation on the boards of directors of both M&T and M&T Bank and certain committees of M&T.
      Certain Actions. M&T’s bylaws also provide that, until AIB no longer holds 15% of the outstanding M&T common stock (we refer to such time as the “Sunset Date”), the M&T board of directors may not take or make any recommendation to M&T shareholders regarding certain actions, including any activity not permissible for a U.S. bank holding company or the adoption of any shareholder rights plan, without the approval of the Executive Committee, including the approval of the AIB designee serving on the committee.
      M&T’s bylaws further provide that, until the Sunset Date, the M&T board of directors may only take or make any recommendation to M&T shareholders regarding certain other actions, including certain reductions in M&T’s cash dividend policy, certain acquisitions or dispositions, any liquidation or dissolution of M&T or the election or appointment of the Chairman of the board of directors or the Chief Executive Officer of M&T, if the action has been approved by the Executive Committee, as applicable, and the members of such committee not voting in favor of the action do not include the AIB designee serving on such committee and at least one other member of the committee who is not an AIB designee.
      The bylaws described above may not be amended or repealed without the unanimous approval of the entire M&T board of directors or the approval of the holders of not less than 80% of the outstanding shares of M&T common stock. The provisions of the bylaws described above will automatically terminate when AIB holds less than 5% of the outstanding shares of M&T common stock, as determined under the Agreement and Plan of Reorganization, dated September 26, 2002, among AIB, Allfirst and M&T (which we refer to in this prospectus as the “Reorganization Agreement”).
      Investment Parameters. Subject to certain exceptions and as more fully described in the Reorganization Agreement, AIB has agreed that, until the second anniversary of the Sunset Date, it will not, directly or indirectly, acquire or offer to acquire more than 25% of the then outstanding shares of M&T common stock or otherwise seek to control or influence the management, the board of directors of M&T or policies of M&T.

      Anti-Dilution Protections. Under the terms of the Reorganization Agreement, AIB has certain rights to maintain its proportionate ownership of M&T’s common stock.
      Sale of M&T Common Stock. The M&T common stock issued to AIB in connection with the Allfirst acquisition has not been registered under the Securities Act and may only be disposed of by AIB pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act and subject to the provisions of the Reorganization Agreement. These shares of M&T common stock are the subject of a registration rights agreement entered into between AIB and M&T.
      For further information regarding the rights of AIB with respect to the common stock of M&T, please refer to the Reorganization Agreement, our Annual Report on Form 10-K for the year ended December 31, 2003 and our by-laws, each of which are included as an exhibit to the registration statement of which this prospectus forms a part.
WARRANTS
      The following description summarizes the material provisions of each warrant agreement, the warrants and the warrant certificates. This description is not complete, and is qualified in its entirety by reference to the warrant agreement related to the warrants of any particular series. The form of warrant agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of warrants will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.
General
      We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock, and may be attached to or separate from those securities.
      Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between M&T and a bank or trust company acting as warrant agent with respect to that series. The warrant agent will have its principal office in the United States and having combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent.
      The particular terms of any series of warrants will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the warrants:

•	the offering price;

•	the currency for which such warrants may be purchased or exercised;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	certain federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.
      Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, depositary shares or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights. You should be aware, however, that in the case of warrants to purchase preferred or common stock you may be treated as owning the underlying preferred or common shares for purposes of determining whether you control M&T for regulatory purposes as described elsewhere in this prospectus.
Exercise of Warrants
      Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price indicated in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date indicated in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Issuance of Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
      If indicated in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
      In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution by us to our common stockholders of evidences of indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events described in the applicable prospectus supplement.

      No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
      We may modify or amend a warrant agreement with the consent of the relevant warrant agent, in some cases without obtaining the consent of warrant holders. Certain modifications and amendments also require the consent of the holders of at least a majority of the unexercised warrants issued under the warrant agreement that would be affected by the modification or amendment. Further, without the consent of each holder under a warrant agreement that would be affected, we may not amend or modify a warrant agreement to do any of the following:

•	change the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shorten the time period during which the warrants may be exercised;

•	otherwise adversely affect the exercise rights of such warrant holders in any material respect; or

•	reduce the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants.
Consolidation, Merger and Sale of Assets
      Each warrant agreement provides that we may consolidate with or merge into another corporation or transfer all or substantially all of our assets to another corporation, provided that:

•	either we must be the continuing corporation, or the corporation other than M&T formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of the United States or any state of the United States or the District of Columbia and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	immediately after giving effect to the transaction, M&T or that successor corporation must not be in default under the relevant warrant agreement.
Enforceability of Rights by Holders of Warrants
      Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent’s consent or of any other warrant holder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
      We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title
      M&T, the warrant agents and any of our agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Issuance of Global Securities.”
THE ISSUER TRUSTS
      The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding junior subordinated debentures and the guarantees.
      Each Issuer Trust is a statutory trust formed under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.
      Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.
      Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities.” In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common ownership interests in such Issuer Trust to M&T, which we call “trust common securities.” All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities.”
      Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

•	engaging in only those other activities necessary, convenient or incidental to these purposes (for example, registering the transfer of the trust securities).
      When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the “corresponding junior subordinated debentures.” The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities.”
      Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

      The issuance of the corresponding junior subordinated debentures will be made pursuant to an agreement between M&T and each Issuer Trust, which we call the “junior indenture.” Pursuant to the junior indenture, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.
      The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Capital Securities and Related Instruments — Subordination of Trust Common Securities.” We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.
      Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.
      Under certain circumstances, we may terminate an Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.
      Generally, we need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to terminate one or more of the Issuer Trusts. A more detailed description is provided under the heading “Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution.”
      Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the trust common securities;

•	the trustees for each Issuer Trust will be a property trustee and a Delaware trustee, and two individual administrators who are employees or officers of or affiliated with M&T. These trustees are also referred to as the “Issuer Trust trustees.” The property trustee will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Such trustee will also act as trustee under the guarantees and the junior indenture. See “Guarantees” and “Junior Subordinated Debentures”;

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrators;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.
      The principal executive office of each Issuer Trust is One M&T Plaza, Buffalo, New York 14203 and its telephone number is (716) 842-5445.
CAPITAL SECURITIES AND RELATED INSTRUMENTS
      The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading “— Subordination of Trust Common Securities.” Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.
      Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.
      The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities.” Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.
      Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See “Guarantees.”
Distributions
      Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement) and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date.” A “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the junior trustee is closed for business.

      Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.
      If an extension period occurs with respect to the corresponding junior subordinated debentures, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See “Junior Subordinated Debentures — Option to Defer Interest Payments.”
      The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See “Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading “Guarantees.”
      Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in global form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Issuance of Global Securities.” In the event any capital securities are not in global form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.
Redemption or Exchange
      Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Junior Subordinated Debentures — Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.
      We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a tax event, capital treatment event or investment company event; or

•	as may be otherwise specified in the applicable prospectus supplement, in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.
      Distribution of Corresponding Junior Subordinated Debentures. Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.
      Tax Event, Capital Treatment Event or Investment Company Event Redemption. If a tax event, capital treatment event or investment company event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event, capital treatment event or investment company event. If a tax event, capital treatment event or investment company event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to liquidate the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.
      The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.
      The term “like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount (as defined below) equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.
      The term “liquidation amount” means the stated amount per trust security of $1,000 (or another stated amount set forth in the applicable prospectus supplement).
      After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see “Issuance of Global Securities”) or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	any capital securities certificates not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.
      Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in global form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.
      There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.
Redemption Procedures
      Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities.”
      If the property trustee gives a notice of redemption in respect of any capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, with respect to capital securities held in global form, deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Issuance of Global Securities.” If the capital securities are no longer in global form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities upon surrender of their capital securities certificates. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “Guarantees,” distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.
      Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in global form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in global form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.
      If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.
      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.
Subordination of Trust Common Securities
      Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution in respect of, the Issuer Trust’s capital securities then due and payable. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity thereof.

      In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
      Pursuant to each trust agreement, each Issuer Trust will terminate on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the Issuer Trust (subject to M&T having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies). Such written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities as described under “— Redemption or Exchange”; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.
      If an early dissolution occurs as described in the second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution”). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.
Events of Default; Notice
      The following events will be “events of default” with respect to capital securities issued under each trust agreement:

•	any debenture event of default (see “Junior Subordinated Debentures — Events of Default”);

•	default for 30 days by the Issuer Trust in the payment of any distribution;

•	default by the Issuer Trust in the payment of any redemption price of any trust security;

•	failure by the Issuer Trust trustees for 60 days in performing, in any material respect, any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

      Within five business days after the occurrence of any event of default actually known to a responsible officer of the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust’s capital securities and the administrators, unless the event of default has been cured or waived.
      We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.
      If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See “— Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.
Removal of Issuer Trust Trustees
      Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.
Co-Trustees and Separate Property Trustee
      Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the property trustee will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.
Merger or Consolidation of Issuer Trust Trustees
      Any person into which the property trustee, the Delaware trustee or any administrator that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts
      An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. An Issuer Trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities but without the consent of the Delaware trustee or the property trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities (referred to as the “successor capital securities”) so long as the successor capital securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) in any material respect;

•	the successor entity has a purpose identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion of counsel from independent counsel to the Issuer Trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor capital securities at least to the extent provided by the related guarantee.
      Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.
      There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of M&T, nor are there any provisions that require the repurchase of any capital securities upon a change in control of M&T.
Voting Rights; Amendment of Each Trust Agreement
      Except as provided below and under “Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

      Each trust agreement may be amended from time to time by us and the property trustee, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act, provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities.
      Each trust agreement may be amended by the property trustee and us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.
      So long as any corresponding junior subordinated debentures are held by the property trustee on behalf of the Issuer Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•	consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The property trustee will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the property trustee will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action will not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.
      Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrators or, at the written request of the administrators, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.
      No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.
      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.
Global Capital Securities
      Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable, are discussed in more detail under the heading “Issuance of Global Securities.”
Payment and Paying Agency
      Payments in respect of capital securities will be made to DTC as described under “Issuance of Global Securities.” If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrators and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the administrators and the property trustee. In the event that the property trustee is no longer the paying agent, the property trustee will appoint a successor (which will be a bank or trust company acceptable to the administrators) to act as paying agent.
Registrar and Transfer Agent
      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.
      Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.
Information Concerning the Property Trustee
      The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
      The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of M&T for U.S. federal income tax purposes. In addition, we, the administrators and the property trustee are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrators determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.
      Holders of the capital securities have no preemptive or similar rights.
      No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.
JUNIOR SUBORDINATED DEBENTURES
      The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under the junior indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture will be qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, to be entered into between M&T and a trustee. This indenture is referred to as the “junior indenture” and the related trustee is referred to as the “junior trustee.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our senior debt, including the senior debt securities and the subordinated debt securities. See

“— Subordination of Junior Subordinated Debentures.” Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of junior subordinated debentures’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to the assets of M&T for payments on the junior subordinated debentures. Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of M&T, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See “— Subordination of Junior Subordinated Debentures” and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.
      The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.
      The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures must be paid;

•	the interest rate or rates, if any, applicable to the junior subordinated debentures;

•	the dates on which any such interest will be payable;

•	our right, if any, to defer or extend an interest payment date;

•	the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under “— Denominations, Registration and Transfer,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

•	any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder’s option or at our option;

•	the obligation or the right, if any, of M&T or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issued;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and additional interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the junior indenture or covenants of M&T specified in the junior indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the junior subordinated debentures’ principal amount that will be payable upon declaration of acceleration of the maturity thereof;

•	whether the junior subordinated debentures of the series, in whole or in any specified part, shall be defeasible and, if other than by a board resolution, the manner in which any election by us to defease such junior subordinated debentures shall be evidenced;

•	any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

•	whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	the form of trust agreement and guarantee agreement, if applicable;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of M&T in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.
      Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the junior trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.
      Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.
      If the purchase price of any of the junior subordinated debentures is payable in whole or in part in any currency other than U.S. dollars or if any junior subordinated debentures are denominated in whole or in part in any currency other than U.S. dollars, if the principal of, premium, if any, or interest on the junior subordinated debentures are to be payable in one or more foreign currencies or currency units, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the junior subordinated debentures, the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to that series of junior subordinated debentures and the foreign currencies or currency units will be described in the applicable prospectus supplement.
      The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

      The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See “— Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion. The junior indenture provides that we and the junior trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See “— Modification of the Junior Indenture” below for a more detailed discussion.
Denominations, Registration and Transfer
      Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See “Issuance of Global Securities.” Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.
      Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.
      In the event of any redemption, neither we nor the junior trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.
Option to Defer Interest Payments
      If provided in the applicable prospectus supplement, so long as no debenture event of default (as defined below) has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period,” subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

      As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of M&T) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to any stockholders’ rights plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.
      Prior to the termination of any applicable extension period, we may further defer the payment of interest.
      The above prohibitions will also apply if:

•	we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, and

•	if the junior subordinated debentures are held by an Issuer Trust, we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.
Redemption
      Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.
      Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest (including any additional interest) to the redemption date, plus 100% of the principal amount.
      Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below), a capital treatment event (as defined below) or an investment company event (as defined below) has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.
      A “capital treatment event” means, in respect of the Issuer Trust, the reasonable determination by us that as a result of:

•	any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities of such Issuer Trust are issued; or

•	any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities of such Issuer Trust are issued;
there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve risk-based capital adequacy guidelines as then in effect.
      A “tax event” means the receipt by the Issuer Trust of an opinion of counsel, experienced in such matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

•	interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days of the delivery of the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
      As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issue; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

      An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, including any announced prospective change, there is more than an insubstantial risk that such Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities of such Issuer Trust.
      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.
Modification of the Junior Indenture
      From time to time we and the junior trustee may, without the consent of the holders of any series of junior subordinated debentures, amend, waive or supplement the provisions of the junior indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the related capital securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the junior indenture under the Trust Indenture Act. The junior indenture contains provisions permitting us and the junior trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debentures affected, to modify the junior indenture in a manner adversely affecting the rights of the holders of such series of the junior subordinated debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

•	change the stated maturity of the principal of, or any installment of interest (including any additional interest) on, any outstanding junior subordinated debenture;

•	reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding.
      In addition, no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of, and premium, if any, on the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied. Where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.
      We may, with the junior trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.
Events of Default
      The following events will be “debenture events of default” with respect to each series of junior subordinated debentures:

•	default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any due date in the case of an extension period);

•	default in any principal or premium payment on any security of that series at its stated maturity;

•	failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

•	we are given written notice by the junior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the junior trustee;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series.
      The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee. The junior trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the junior trustee or the holders of such corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or premium, if any, or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the junior trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the junior trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.
      In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.
Enforcement of Certain Rights by Holders of Capital Securities
      If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.
      The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Capital Securities and Related Instruments — Events of Default; Notice.”
Consolidation, Merger, Sale of Assets and Other Transactions
      The junior indenture provides that we may not consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to another person, and no person may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the entity formed by the consolidation or into which we merge, or to which we convey or transfer our properties and assets (1) is an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture; provided, however, that nothing herein shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a principal subsidiary bank with and into a principal subsidiary bank or us, the consolidation of principal subsidiary banks into a principal subsidiary bank or us, or the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or us, if, in any such case in which the surviving, resulting or acquiring entity is not us, we would own, directly or indirectly, at least 80% of the voting securities of the principal subsidiary bank (and of any other principal subsidiary bank any voting securities of which are owned, directly or indirectly, by such principal subsidiary bank) surviving such merger, resulting from such consolidation or acquiring such assets; and

•	immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture.

      The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.
Satisfaction and Discharge
      The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the junior trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the junior trustee for the giving of notice of redemption by the junior trustee;
and we deposit or cause to be deposited with the junior trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the junior trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.
Conversion or Exchange
      If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.
Subordination of Junior Subordinated Debentures
      The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior debt (as defined below). If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.
      As used in this section with respect to the junior subordinated debentures, the term “senior debt” means, whether recourse is to all or a portion of our assets and whether or not contingent, (a) every obligation of ours for money borrowed; (b) every obligation of ours evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of ours with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account; (d) every obligation of ours issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of ours; (f) every obligation of ours for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (g) every obligation of the type referred to in clauses (a) through (f) of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise. Without limiting the generality of the foregoing, senior debt presently includes the following:

•	any borrowings under the Credit Facility;

•	any outstanding commercial paper issued by M&T; and

•	M&T’s guarantee of the 6.5% Senior Medium Term Notes due 2008 issued by Keystone Financial Mid-Atlantic Funding Corp.
      Senior debt shall not include (a) any obligations which, by their terms, are expressly stated to rank on parity in right of payment with, or to not be superior in right of payment to, the junior subordinated debentures, (b) any senior debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us, (c) any senior debt of ours to any of our subsidiaries, (d) senior debt to any executive officer or director of ours, (e) any debt in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us that is a financing entity of ours in connection with the issuance of such financing entity of securities that are similar to the capital securities or (f) M&T’s currently outstanding $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due January 15, 2027, $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due February 1, 2027, $154.64 million aggregate liquidation amount of 8.234% junior subordinated debentures due February 1, 2027, $61.86 million aggregate liquidation amount of 9.25% junior subordinated debentures due February 1, 2027, $103.09 million aggregate liquidation amount of 8.277% junior subordinated debentures due June 1, 2027, and $105.31 million aggregate liquidation amount of floating rate junior subordinated debentures due July 15, 2029.
      In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of M&T, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets, then all senior debt (including any interest accruing after the commencement of any of the proceedings described above) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among those holders until all senior debt (including any interest accruing after the commencement of any such proceedings) has been paid in full.
      In the event of any of the proceedings described above, after payment in full of all senior debt, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full. Because of this subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.
      The junior indenture places no limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.
Trust Expenses
      Pursuant to the junior indenture, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.
Governing Law
      The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Junior Trustee
      The junior trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the junior trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The junior trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Corresponding Junior Subordinated Debentures
      The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of Debenture Events of Default, as described under “— Modification of the Junior Indenture” and “— Events of Default,” unless provided otherwise in the prospectus supplement for such related capital securities.
      Unless otherwise specified in the applicable prospectus supplement, if a tax event, capital treatment event or investment company event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the federal reserve board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, capital treatment event or investment company event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See “Capital Securities and Related Instruments — Redemption or Exchange — Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.
      We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of such Issuer Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums in respect of the trust securities, we will pay to the Issuer Trust these additional sums (as defined under “Capital Securities and Related Instruments — Redemption or Exchange”). We also have agreed, as to each series of corresponding junior subordinated debentures:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities; and

•	as holder of the trust common securities, not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

•	in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies; and

•	to use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.
GUARANTEES
      The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General
      A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. A trustee will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.
      We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.
      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.
      Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees.”
      If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt. See “— Status of the Guarantees.” Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.
      We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures and the junior indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its related capital securities. See “Relationship Among the Capital Securities and the Related Instruments.”
Status of the Guarantees
      Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt in the same manner as corresponding junior subordinated debentures.
      Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.
Amendments and Assignment
      Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.
Events of Default
      An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.
      The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.
      Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.
      We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.
Information Concerning the Guarantee Trustee
      The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.
Termination of the Guarantees
      Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related capital securities;

•	full payment of the amounts payable upon liquidation of the related Issuer Trust; or

•	the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.
      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.
Governing Law
      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.
RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS
      The following description of the relationship among the capital securities, the corresponding junior subordinated debentures and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.
Full and Unconditional Guarantee
      Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under “Guarantees.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payments
      As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.
      Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.
Enforcement Rights of Holders of Capital Securities
      A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.
      A default or event of default under any of our senior debt would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.
Limited Purpose of Issuer Trusts
      Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.
Rights upon Termination
      Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving our liquidation, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See “Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee, the positions of a holder of capital securities and a holder of corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
ISSUANCE OF GLOBAL SECURITIES
General
      The debt securities and the capital securities may be issued in whole or in part in the form of one or more fully-registered global securities that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such securities, will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in certificated form, a global security may not be transferred except as a whole in the following manner:

•	by the depository for such global security to a nominee of such depository, or

•	by a nominee of such depository to such depository or another nominee of such depository, or

•	by such depository or any such nominee to a successor of such depository or a nominee of such successor, or

•	in the manner provided below under “— Book-Entry Issuance.”
      The specific terms of the depository arrangement with respect to any debt securities or capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.
      Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security, or, in the case of capital securities, the respective aggregate liquidation amounts of the capital securities represented by such global security, to the accounts of persons that have accounts with such depository (each such person, a “participant”), which may include Euroclear and Clearstream. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or capital securities or by us if we have offered and sold such debt securities or capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
      Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.
      So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities or capital securities represented by such global security for all purposes under the applicable indenture or trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or capital securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture or trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture or trust agreement, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
      Payments of principal of or premium, if any, and interest, if any, on debt securities or distributions or other payments on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities or capital securities. None of M&T, the trustee for such securities, any paying agent for such securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in any such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
      Unless otherwise specified in the applicable prospectus supplement, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

•	such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

•	there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

•	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.
      Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in liquidation amount to such beneficial interest and to have such capital securities registered in its name.
Book-Entry Issuance
      We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.
      We also expect DTC to act as securities depository for all of the capital securities, unless otherwise specified in the prospectus supplement. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. One or more fully-registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust’s capital securities, and will be deposited with the property trustee as custodian for DTC.
      In this prospectus and the applicable prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC’s procedures.
      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities or capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities or capital securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security or capital security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased their securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in their securities, except in limited circumstances.
      Transfers between participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
      Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities or capital securities in DTC, and making or receiving payment in accordance with normal procedures.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a debt security or capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a debt security or capital security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.
      DTC has no knowledge of the actual beneficial owners of the debt securities or capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities or capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities or capital securities. If less than all of the debt securities are being redeemed, or less than all of a trust’s capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
      Although voting with respect to the debt securities and capital securities is limited to the holders of record of the debt securities and capital securities, respectively, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities or capital securities, as applicable. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities or capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).
      Distribution payments on the debt securities and capital securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof (in the case of capital securities) or M&T, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.
      DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor capital securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such debt securities will be printed and delivered.
      DTC may also discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and to us. In the event that a successor capital securities depository is not obtained, definitive capital security certificates representing such capital securities are required to be printed or delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such capital securities will be printed and delivered.
      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
PLAN OF DISTRIBUTION
      The securities described in this document may be sold in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      Securities other than common stock may be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these new issues of securities will make a market in such securities. If a market in any new issues of securities is made by those underwriters, this market making may be discontinued at any time without notice. Such new issues of securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of the trading market for such securities.
      In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Issuer Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Issuer Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Issuer Trust will be described, in the prospectus supplement relating to those securities.
      Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.
      In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Issuer Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.
      Under agreements which we and the Issuer Trusts may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the Issuer Trusts against certain liabilities, including liabilities under the Securities Act.
      If so noted in the prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Issuer Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
      If we and/or the applicable Issuer Trust offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Issuer Trust to indemnification by us and/or the applicable Issuer Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.
      Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, M&T and its affiliates, or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus, in the ordinary course of business.
EMPLOYEE RETIREMENT INCOME SECURITY ACT
      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (which we refer to as “ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.
      We and certain of our affiliates may each be considered a party in interest or disqualified person with respect to employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased for an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the debt securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).
      Unless otherwise provided in the related prospectus supplement, any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.
      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the capital securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.
VALIDITY OF SECURITIES
      Unless otherwise indicated in the applicable prospectus supplement and except as described below, the validity of the securities will be passed upon for us by Wachtell, Lipton, Rosen & Katz, our special counsel.
      Unless otherwise indicated in the applicable prospectus supplement, matters of Delaware law relating to the validity of the capital securities will be passed upon by Richards, Layton & Finger, our special Delaware counsel.
EXPERTS
      The financial statements incorporated in this prospectus by reference to M&T Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

M&T Capital Trust IV

Enhanced Trust Preferred Securities
% Enhanced Trust Preferred Securities
(liquidation amount $25 per security)
fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

M&T Bank Corporation

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